                                                                    EXHIBIT 10.5

                            LEASE AND LEASE AGREEMENT

                                     Between

                  PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP

                                  The Landlord

                                       And

                           NELSON COMMUNICATIONS, INC.

                                   The Tenant

                             For Leased Premises In

                               202 CARNEGIE CENTER

                              Princeton, New Jersey

                                   JUNE , 1995

Prepared by:
Gary O. Turndorf
210 Carnegie Center
Suite 100
Princeton, NJ 08540
(xxx) xxx-xxxx

                                TABLE OF CONTENTS

         Article                                                            Page

1.       Definitions                                                          1
         -----------

2.       Lease of the Leased Premises                                         1
         ----------------------------

3.       Rent                                                                 1
         ----

4.       Term                                                                 3
         ----

5.       Preparation of the Leased Premises                                   4
         ----------------------------------

6.       Options                                                              5
         -------

7.       Use and Occupancy                                                    6
         -----------------

8.       Utilities, Services, Maintenance and Repairs                         9
         --------------------------------------------

9.       Allocation of the Expense of Utilities,
         Services, Maintenance, Repairs and Taxes                            11
         ----------------------------------------

10.      Computation and Payment of Allocated
         Expenses of Utilities, Services, Maintenance,
         Repairs, Taxes and Capital Expenditures                             12
         ---------------------------------------------

11.      Leasehold Improvements, Fixtures
         and Trade Fixtures                                                  21
         ------------------

12.      Alterations, Improvements and
         Other Modifications by the Tenant                                   21
         ---------------------------------

13.      Landlord's Rights of Entry and Access                               24
         -------------------------------------

14.      Liabilities and Insurance Obligations                             25
         -------------------------------------

15.      Casualty Damage to Building or Leased Premises                    29
         ----------------------------------------------

16.      Condemnation                                                      30
         ------------

17.      Assignment or Subletting by Tenant                                30
         ----------------------------------

18.      Signs, Displays and Advertising                                   34
         -------------------------------

19.      Quiet Enjoyment                                                   35
         ---------------

20.      Relocation                                                        35
         ----------

21.      Surrender                                                         36
         ---------

22.      Events of Default                                                 36
         -----------------

23.      Rights and Remedies                                               38
         -------------------

24.      Termination of the Term                                           43
         -----------------------

25.      Mortgage and Underlying Lease Priority                            45
         --------------------------------------

26.      Transfer by Landlord                                              46
         --------------------

27.      Indemnification                                                   47
         ---------------

28.      Parties' Liability                                                49
         ------------------

29.      Security Deposit                                                  51
         ----------------

30.      Representations                                                   51


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         ---------------

31.      Reservation in Favor of Tenant                               53
         ------------------------------

32.      Tenant's Certificates and Mortgagee
         Notice Requirements                                          53
         -------------------

33.      Waiver of Jury Trial and Arbitration                         56
         ------------------------------------

34.      Severability                                                 57
         ------------

35.      Notices                                                      57
         -------

36.      Captions                                                     57
         --------

37.      Counterparts                                                 57
         ------------

38.      Applicable Law                                               58
         --------------

39.      Exclusive Benefit                                            58
         -----------------

40.      Successors                                                   58
         ----------

41.      Amendments                                                   58
         ----------

42.      Waiver                                                       58
         ------

43.      Course of Performance                                        59
         ---------------------

44.      Landlord's Concessions                                       59
         ----------------------

                                TABLE OF EXHIBITS

Exhibit
-------

Leased Premises Floor Space Diagram                                            A

Property Description                                                           B

Work Letter                                                                    C

Building Rules and Regulations                                                 D

Definitions and Index of Definitions                                           E

LEASE AND LEASE AGREEMENT, dated as of June __, 1995, between PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, with offices at Suite 100, 210 Carnegie Center, Princeton, New Jersey 08540 (the "Landlord"), and NELSON COMMUNICATIONS, INC., a Delaware corporation, with its office at 41 Madison Avenue, New York, NY 10010 (the "Tenant").

Subject to all the terms and conditions set forth below, the Landlord and the Tenant hereby agree as follows:

1.       Definitions.
         -----------

Certain terms and phrases used in this Agreement (generally those whose first letters are capitalized) are defined in Exhibit E attached hereto and, as used in this Agreement, they shall have the respective meanings assigned or referred to in that exhibit.

2.       Lease of the Leased Premises.
         ----------------------------

2.1. The Landlord shall, and hereby does, lease to the Tenant, and the Tenant shall, and hereby does, accept and lease from the Landlord, the Leased Premises during the Term. The Leased Premises consist of 6761 square feet of gross rentable floor space on the first floor of 202 Carnegie Center, as more fully described in the definition of Leased Premises set forth in Exhibit E attached hereto.

2.2. The Landlord shall, and hereby does, grant to the Tenant, and the Tenant shall, and hereby does, accept from the Landlord, the non-exclusive right to use the Common Facilities during the Term for itself, its employees, other agents and Guests in common with the Landlord, any tenants of Other Leased Premises, any of their respective employees, other agents and guests and such other persons as the Landlord may, in the Landlord's sole discretion, determine from time to time.

3.       Rent.
         ----

3.1. The Tenant shall punctually pay the Rent for the Leased Premises for the Term to the Landlord in the amounts and at the times set forth below, without bill or other demand and without any offset, deduction or, except as may be otherwise specifically set forth in this Agreement, abatement whatsoever.

3.2. The Basic Rent for the Leased Premises during the Initial Term shall be at the rate per year set forth below.

                                   ANNUAL RATE                MONTHLY RATE
                                   -----------                ------------
                                   $138,600.48                $11,550.04

         The annual rate of Basic Rent for the Leased Premises during any Renewal Term shall be calculated as set forth in subsection 6.3 of this Agreement for the respective Renewal Term.

3.3. The Tenant shall punctually pay the applicable Basic Rent in equal monthly installments in advance on the first day of each month during the Term, subject to the concession provided by the terms of subsection 44.2 of this Agreement for the first four calendar months of the Initial Term. The Tenant shall pay the Basic Rent for the fifth full calendar month of the Initial Term upon execution and delivery of this Agreement. The Tenant also shall punctually pay the Basic Rent for a period of less than a full calendar month at the beginning of the Term on the Commencement Date.

3.4. The Basic Rent and the Additional Rent for any period of less than a full calendar month shall be prorated. In the event that any installment of Basic Rent cannot be calculated by the time payment is due, such portion as is then known or calculable shall be then due and payable; and the balance shall be due upon the Landlord's giving notice to the Tenant of the amount of the balance due.

3.5. The Additional Rent for the Leased Premises during the Term shall be promptly paid by the Tenant in the respective amounts and at the respective times set forth in this Agreement.

3.6. That portion of any amount of Rent or other amount due under this Agreement which is not paid on the day it is first due shall incur a late charge equal to the sum of: (i) five percent of that portion of any amount of Rent or other amount due under this Agreement which is not paid on the day it is first due and (ii) interest on that portion of any amount of Rent or other amount due under this Agreement which is not paid on the day it is first due at the Base Rate(s) in effect from time to time plus two additional percentage points from the day such portion is first due through the day of receipt thereof by the Landlord. Any such late charge due from the Tenant shall be due immediately.

4.       Term.
         ----

4.1. The Initial Term shall commence on the Commencement Date and shall continue for five years from the beginning of the Initial Year, unless sooner terminated in accordance with section 24 of this Agreement. The Term shall commence on the Commencement Date and shall continue until the later of the conclusion of the Initial Term or the conclusion of any Renewal Term, unless sooner terminated in accordance with section 24 of this Agreement.

4.2. Unless one or more of the conditions contemplated by subsection 4.3 of this Agreement occurs, the Commencement Date shall be the later of:

         4.2.1.   the Target Date; or

         4.2.2. the date that the last of each of the following conditions set forth in this subsection 4.2.2 of the Agreement that is specifically applicable shall have occurred:

                           4.2.2.1. if the Leased Premises is being prepared
                                    exclusively by contractors selected and
                                    retained by the Landlord, the date the
                                    Leased Premises can first be legally
                                    occupied for its intended use;

                           4.2.2.2. preparation of the Leased Premises in
                                    accordance with the Tenant Plan is
                                    substantially completed (except for (i) any long lead time items that may be required by the Tenant Plan that can not be delivered to the Leased Premises in sufficient time to be incorporated into the work in proper sequence and (ii) any preparation work that is not being performed exclusively by contractors selected and retained by the Landlord); and

4.3. In the event one or more of the conditions contemplated by this subsection 4.3 of the Agreement occurs, notwithstanding anything to the contrary set forth in subsection 4.2 of this Agreement, the Commencement Date shall be the earliest applicable date specified below:

         4.3.1. the earliest date the Tenant takes any of the following actions shall be the Commencement Date in the event the Tenant takes possession of, occupies or moves any furniture, furnishings, equipment (with the exception of equipment required for tele-communications hook-ups), supplies or other possessions into, the Leased
                  Premises or any portion   thereof earlier than the
                  date otherwise determined in accordance with subsection 4.2 of this Agreement;

         4.3.2. the Target Date in the event the Tenant does not timely: (i) sign and return the notice contemplated by the last sentence of subsection 5.4 of this Agreement to the Landlord and (ii) make the initial payment contemplated by the next to last sentence of subsection 5.4 of this Agreement to the Landlord; or

         4.3.3. the date that the last of the conditions set forth in subsection 4.2.2 of this Agreement that is specifically applicable shall have occurred if (i) the Tenant shall have requested the Landlord or any contractors selected and retained by the Landlord to complete their work before the Target Date and (ii) they shall have done so.

4.4. Once it is ascertained in accordance with subsections 4.2 and 4.3 of this Agreement, the Landlord shall give prompt notice of the Commencement Date to the Tenant; and if the Tenant does not object thereto by notice given to the Landlord within 10 days of the Landlord's notice, the date set forth in the Landlord's notice shall thereafter be conclusively presumed to be the Commencement Date.

5.       Preparation of the Leased Premises.
         ----------------------------------

5.1. The Landlord shall give notice to the Tenant of the Landlord's price to the Tenant to supply or perform, or both, the work contemplated by the Tenant Plan being provided by the Landlord or the Landlord's contractors. Such price shall include 15% of the Landlord's contractors' aggregate price as the Landlord's general contracting fee and shall be net of any credit for work being provided by the Landlord without charge to the Tenant in accordance with the Work Letter. If acceptable to the Tenant, the Tenant shall sign a copy of the notice and return it to the Landlord, together with payment of 33-1/3% of such price, within one week after it was given authorizing the Landlord and the Landlord's contractors to supply or perform the work contemplated by both the Tenant Plan and the notice at the price set forth in the notice. The Tenant shall pay the balance of such price to the Landlord in proportion to the progress of such work, as and when billed by the Landlord at convenient intervals, with payment of any remaining final balance due from the Tenant prior to the Commencement Date.

5.2. The Landlord shall build the Leased Premises in accordance with the Tenant Plan expending up to a maximum of $12.00 per square foot of usable floor space.

6.       Options.
         -------

6.1. If, prior to the respective date of exercise thereof, (a)(i) no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full and the Landlord shall have waived it (b) there shall not have been a History of Recurring Events of Default and (c) the Term has not been terminated pursuant to the provisions of subsection 24.1.7 of this Agreement, the Tenant shall have one option, exercisable exclusively at the time and in the manner set forth below in subsection 6.2 of this Agreement, to extend the Term for one additional period of five years' duration. If the option is properly exercised, the period to which it relates shall commence upon the end of the Expiring Term. The option is an "Option to Renew."

6.2. In the event the Tenant is interested in exercising the Option to Renew, the Tenant shall give timely notice of the Tenant's interest to the Landlord no earlier than nine, and no later than eight, months prior to the end of the Expiring Term. Within four weeks of the giving of such notice, the Landlord shall give notice of the Tenant of the Market Rental Rate in effect eight months prior to end of the Expiring Term. In the event the Tenant desires to exercise the Option to Renew, the Tenant shall do so exclusively by giving timely notice thereof to the Landlord no earlier than seven, and no later than six, months prior to the end of the Expiring Term, and indicating in that notice whether or not the Market Rental Rate in effect eight months prior to the end of the Expiring Term is acceptable. In the event the Tenant fails timely to notify the Landlord of its interest in exercising the Option to Renew or timely to exercise the Option to Renew, that Option to Renew shall thereupon expire.

6.3. The Basic Rent for the Leased Premises during the Renewal Term shall be the Market Rental Rate, as set forth in the Landlord's notice to the Tenant of the Market Rental Rate, unless the Tenant, in the Tenant's notice contemplated by the third sentence of subsection 6.2 of this Agreement affirmatively indicates that the Market Rental Rate for the Renewal Term is not acceptable, in which case the Basic Rent for the Leased Premises during the Renewal Term shall be the greater of:

         6.3.1. that amount which is the product of the annual rate of Basic Rent in effect during the last 12 months of the Expiring Term multiplied by the sum of the following two amounts: (a) one and (b) the amount obtained by multiplying five-hundredths (.05) by the number of full calendar months in the Expiring Term and dividing the result by 12; or

         6.3.2. that amount which bears the same ratio to the annual rate of Basic Rent in effect during the Expiring Term as the Index for the ninth month before the end of the Expiring Term bears to the Index for the ninth month before the first full calendar month at the beginning of the Expiring Term.

6.4. Except in the case of an assignment or sublease in accordance with the provisions of subsection 17.6 of this Agreement, in the event the Tenant assigns this Agreement or sublets, or licenses the use or occupancy of, the Leased Premises or any portions thereof in accordance with section 17 of this Agreement or otherwise, or attempts to do so:

         6.4.1. any Option to Renew which the Tenant has theretofore properly exercised with respect to a Renewal Term that has not yet actually commenced shall be rescinded, if the Landlord so elects by notice to the Tenant, to the same extent as if it had not been exercised at all; and

         6.4.2. any Option to Renew or any other type of option or optional right exercisable by the Tenant not theretofore timely and otherwise properly exercised by the Tenant shall thereupon expire.

7.       Use and Occupancy.
         -----------------

7.1. The Tenant shall continuously occupy and use the Leased Premises during the Term exclusively as an office for its business of health care marketing services, medical education, medical advertising and related services.

7.2. In connection with the Tenant's use and occupancy of the Leased Premises and use of the Common Facilities, the Tenant shall observe, and the Tenant shall cause the Tenant's employees, other agents and Guests to observe, each of the following:

         7.2.1. the Tenant shall not do, or permit or suffer the doing of, anything which might have the effect of creating not insignificantly increased risk of, or damage from, fire, explosion or other casualty;

         7.2.2. the Tenant shall not do, or permit or suffer the doing of, anything which would have the effect of
                           (a) increasing any premium for any liability, property, casualty or excess coverage insurance policy otherwise payable by the Landlord or any tenant of Other Leased Premises or (b) making any such types or amounts of insurance coverage unavailable or less available to the Landlord or any tenant of Other Leased Premises;

         7.2.3. to the extent they are not inconsistent with this Agreement, the Tenant and Tenant's employees, other agents and Guests shall comply with the Building Rules and Regulations attached hereto as Exhibit D, and with any changes made therein by the Landlord if, with respect to any such changes, the Landlord shall have given notice of the particular changes to the Tenant and such changes shall not materially adversely affect the conduct of the Tenant's business in the Leased Premises;

         7.2.4. the Tenant and the Tenant's employees, other agents and Guests shall not create, permit or continue any Nuisance in or around the Carnegie Center Complex, the Leased Premises, the Other Leased Premises, the Building, the Common Facilities and the Property;

         7.2.5. The Tenant and the Tenant's employees, other agents and Guests shall not permit the Leased Premises to be regularly occupied by more than one individual per 200 square feet of usable floor space of the Leased Premises;

         7.2.6. the Tenant and the Tenant's employees, other agents and Guests shall comply with all Federal, state and local statutes, ordinances, rules, regulations and orders as they pertain to the Tenant's use and occupancy of the Leased Premises, to the conduct of the Tenant's business and to the use of the Common Facilities, except that this subsection shall not require the Tenant to make any structural changes that may be required thereby that are generally applicable to the Building as a whole;

         7.2.7. the Tenant and the Tenant's employees, other agents and Guests shall comply with the requirements of the Board of Fire Underwriters (or successor organization) and of any insurance carriers providing liability, property, casualty or excess insurance coverage regarding the Property, the Building, the Common Facilities or any portions thereof, any other improvements on the Property and the Carnegie Center Complex, except that this subsection shall not require the Tenant to make any structural changes that may be required thereby that are generally applicable to the Building as a whole;

         7.2.8. the Tenant and the Tenant's employees, other agents and Guests shall not bring or discharge any substance (solid liquid or gaseous), or conduct any activity, in or on the Carnegie Center Complex, the Property, the Building, the Common Facilities or the Leased Premises that shall have been identified by the scientific community or by any Federal, state or local statute (including, without limiting the generality of the foregoing, the Spill Compensation and Control Act (58 N.J.S.A. _23.11 et seq.) and the Industrial Site Recovery Act (13 N.J.S.A. _1 K-6 et seq.), as they may be amended), ordinance, rule, regulation or order as toxic or hazardous to health or to the environment;

         7.2.9. the Tenant and the Tenant's employees, other agents and Guests shall not draw electricity in the Leased Premises in excess of the rated capacity of the electrical conductors and safety devices including, without limiting the generality of the foregoing, circuit breakers and fuses, by which electricity is distributed to and throughout the Leased Premises and, without the prior written consent of the Landlord in each instance, shall not connect any fixtures, appliances or equipment to the electrical distribution system serving the Building and the Leased Premises other than typical professional office equipment such as minicomputers, microcomputers, typewriters, copiers, telephone systems, coffee machines and table top microwave ovens, none of which, considered individually and in the aggregate, overall and per fused or circuit breaker protected circuit, shall exceed the above limits;

         7.2.10. on a timely basis the Tenant shall pay directly and promptly to the respective taxing authorities any taxes (other than Taxes) charged, assessed or levied exclusively on the Leased Premises or arising exclusively from the Tenant's use and occupancy of the Leased Premises; and

         7.2.11. the Tenant shall not initiate any appeal or contest of any assessment or collection of Taxes for any period without, in each instance, the prior written consent of the Landlord which, without being deemed unreasonable, the Landlord may withhold if the Building was not 90% occupied by paying tenants throughout that period or if the Tenant is not joined by tenants of Other Leased Premises that leased throughout that period, and that are then leasing, at least 80% of all Other Leased Premises, determined by their gross rentable floor space.

8.       Utilities, Services, Maintenance and Repairs.
         --------------------------------------------

8.1.     The Landlord shall provide or arrange for the provision of:

         8.1.1. such maintenance and repair of the Building (except the Leased Premises and Other Leased Premises); the Common Facilities; and the heating, ventilation and air conditioning systems, any plumbing systems and the electrical systems in the Building, the Common Facilities, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area;

         8.1.2. such garbage removal from the Building and the Common Facilities and such janitorial services for the Building, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area;

         8.1.3. water to the Building and, if the appropriate plumbing has been installed therein, the Leased Premises and Other Leased Premises;

         8.1.4.   sewage disposal for the Building;

         8.1.5.   passenger elevator service for the Building;

         8.1.6. snow clearance from, and sweeping of, Parking Facilities and private access roads which are part of the Property or the Common Facilities; and

         8.1.7. the maintenance of landscaping which is part of the Property or the Common Facilities.

8.2.     The Landlord shall provide or arrange for the provision of:

         8.2.1. such maintenance and repair of the Leased Premises, except for refinishing walls and wall treatments, base, ceilings, floor treatments and doors in general from time to time or for gouges, spots, marks, damage or defacement caused by anyone other than the Landlord, its employees and other agents, and except for the Tenant's furniture, furnishings, equipment and other property;

         8.2.2. such maintenance and repair of the Other Leased Premises, except for refinishing walls and wall treatments, base, ceilings, floor treatments and doors in general from time to time or for gouges, spots, marks, damage or defacement caused by anyone other than the Landlord, its employees and other agents, and except for the respective tenants' furniture, furnishings, equipment and other property;

         8.2.3. the electricity required for the operation of the Building, the Property and the Common Facilities during Regular Business Hours and, on a reduced service basis, during other than Regular Business Hours, and, at all times, the electricity required for the Leased Premises and Other Leased Premises;

         8.2.4. such heat, ventilation and air conditioning for the Building, the Leased Premises and Other Leased Premises as is customarily provided for first class office buildings in the immediate area for the comfortable use of the Building during Regular Business Hours; and

         8.2.5. heated water to the Building (except the Leased Premises and Other Leased Premises, unless the appropriate plumbing, fixtures and hot water heating units have been installed therein).

8.3. Except as specifically set forth in subsections 8.1 and 8.2.1 of this Agreement, the Tenant shall maintain and repair the Leased Premises and keep the Leased Premises in as good condition and repair, reasonable wear and use excepted, as the Leased Premises are upon the completion of any improvements contemplated by section 5 of this Agreement.

9. Allocation of the Expense of Utilities, Services, Maintenance, Repairs and Taxes.
         ---------

9.1.     All Tenant Electric Charges shall be borne by the Tenant.

9.2. Between the Commencement Date and the end of the No Pass Through Period, the Tenant's Share of all Operational Expenses and Taxes incurred during such period shall be borne by the Landlord.

9.3. Between the day after the end of the No Pass Through Period and the end of the Term, the Tenant's Share of Operational Expenses and Taxes incurred during each annual or shorter period ending on (a) December 31 of each year and (b) the end of the Term shall be borne as follows:

         9.3.1. the Tenant's Share of: Operational Expenses and Taxes incurred during each such period of 12 months (or shorter period), up to the amounts of Base Year Operational Expenses and Base Year Taxes, respectively (or proportional amount thereof for periods shorter than 12 months), shall be borne by the Landlord; and

         9.3.2. the Tenant's Share of: the amounts by which Operational Expenses and Taxes incurred during each such period of 12 months (or shorter period) exceed Base Year Operational Expenses and Base Year Taxes, respectively (or proportional amount thereof for periods shorter than 12 months) shall be allocated to, and borne by, the Tenant as more specifically set forth in section 10 of this Agreement.

10. Computation and Payment of Allocated Expenses of Utilities, Services, Maintenance, Repairs, Taxes and Capital
         Expenditures.
         -------------

10.1. The Tenant shall promptly pay the following additional amounts to the Landlord at the respective times set forth below:

         10.1.1. commencing with the first day after the end of the No Pass Through Period, and on the first day of each month thereafter during the Term, one-twelfth of the Tenant's Share of the amount by which Taxes for the then current calendar year exceeds Base Year Taxes, but only after Tenant receives a bill therefor computed in accordance with subsection
                           10.5 of this Agreement;

         10.1.2. within 20 days of the Landlord's giving notice to the Tenant after the close of each calendar year closing during the Term, commencing with the first calendar year closing after the close of the No Pass Through Period, and after the end of the Term, the Tenant's Share of the difference between the Landlord's previously projected amount of Taxes for such period and the actual amount of Taxes for such period, in either case in excess of Base Year Taxes, computed in accordance with subsection 10.6 of this Agreement (unless such difference is a negative amount, in which case the Landlord shall credit such difference against any amounts next due from the Tenant under subsections
                           10.1.1 and 10.5 of this Agreement);

         10.1.3. commencing with the first day after the end of the No Pass Through Period, and on the first day of each month thereafter during the Term, one-twelfth of the Tenant's Share of the amount by which Operational Expenses for the then current calendar year exceed Base Year Operational Expenses, but only after Tenant receives a bill therefor computed in accordance with subsection 10.7 of this Agreement;

         10.1.4. within 20 days of the Landlord's giving notice to the Tenant after the close of each calendar year closing during the Term, commencing with the first calendar year closing after the close of the No Pass Through Period, and after the end of the Term, the Tenant's Share of the difference between the Landlord's previously projected amount of Operational Expenses for such period and the actual amount of Operational Expenses for such period, in either case in excess of Base Year Operational Expenses, computed in accordance with subsection 10.8 of this Agreement (unless such difference is a negative amount, in which case the Landlord shall credit such difference against any amounts next due from the Tenant under subsections
                           10.1.5 and 10.7 of this Agreement);

         10.1.5. commencing with the first day of the first month after the Landlord gives any notice contemplated by subsection 10.9 of this Agreement to the Tenant and continuing on the first day of each month thereafter until the earlier of (a) the end of the Term or (b) the last month of the useful life set forth in the respective notice, one-twelfth of the Tenant's Share of any Annual Amortized Capital Expenditure, computed in accordance with subsection 10.9 of this Agreement;

         10.1.6. on the first day of each month during the Term, the monthly Tenant Electric Charges, computed in accordance with subsection 10.10 of this Agreement; and

         10.1.7. promptly as and when billed therefor by the Landlord, the amount of any expense which would otherwise fall within the definition of Operational Expenses, but which is specifically paid or incurred by the Landlord for operation and maintenance of the Building, the Common Facilities or the Property outside Regular Business Hours at the specific request of the Tenant or the amount of any expenditure incurred for maintenance or repair of damage to the Building, the Common Facilities, the Property, the Leased Premises or the Other Leased Premises caused directly or indirectly, in whole or in part, by the active or passive negligence or intentional act of the Tenant or any of its employees, other agents or Guests.

         10.2. "Operational Expenses" means all expenses paid or incurred by the Landlord in connection with the Property, the Building, the Common Facilities and any other improvements on the Property and their operation and maintenance (other than Taxes (which are separately allocated to the Tenant in accordance with subsections 10.1.1 and 10.1.2 of this Agreement), Capital Expenditures (which are separately allocated to the Tenant in accordance with subsection 10.1.5 of this Agreement) and those expenses contemplated by subsections 10.1.6 and 10.1.7 of this Agreement)) including, without limiting the generality of the foregoing:

                  10.2.1.  Utilities Expenses;

                  10.2.2. the expense of providing the services, maintenance and repairs contemplated by subsections 8.1, 8.2.1 and 8.2.2 of this Agreement, whether furnished by the Landlord's employees or by independent contractors or other agents;

                  10.2.3. wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or union agreement (or, if the employees or any of them are not represented by a union, then payments for benefits comparable to those generally required by union agreement in first class office buildings in the immediate area which are unionized) made to or on behalf of any employees of Landlord performing services rendered in connection with the operation and maintenance of the Building, the Common Facilities and the Property, including, without limiting the generality of the foregoing, elevator operators, elevator starters, window cleaners, porters, janitors, maids, miscellaneous handymen, watchmen, persons engaged in patrolling and protecting the Building, the Common Facilities and the

                           Property, carpenters, engineers, firemen, mechanics, electricians, plumbers, other tradesmen, other persons engaged in the operation and maintenance of the Building, Common Facilities and Property, Building superintendent and assistants, Building manager, and clerical and administrative personnel;

                  10.2.4.  the uniforms of all employees and the
                           cleaning, pressing and repair thereof;

                  10.2.5. premiums and other charges incurred by Landlord with respect to all insurance relating to the Building, the Common Facilities and the Property and the operation and maintenance thereof, including, without limitation: property and casualty, fire and extended coverage insurance, including windstorm, flood, hail, explosion, other casualty, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; public liability insurance; elevator, boiler and machinery insurance; excess liability coverage insurance; use and occupancy insurance; workers' compensation and health, accident, disability and group life insurance for all employees; and casualty rent insurance;

                  10.2.6. sales and excise taxes and the like upon any Operational Expenses and Capital
                           Expenditures;

                  10.2.7. management fees of any independent managing agent for the Property, the Building or the Common Facilities; and if there shall be no independent managing agent, or if the managing agent shall be a person affiliated with the Landlord, the management fees that would customarily be charged for the management of the Property, the Building and the Common Facilities by an independent, first class managing agent in the immediate area;

                  10.2.8. the cost of replacements for tools, supplies and equipment used in the operation, service, maintenance, improvement, inspection, repair and alteration of the Building, the Common Facilities and the Property;

                  10.2.9.  the cost of repainting or otherwise
                           redecorating any part of the Building or the Common Facilities;

                  10.2.10. decorations for the lobbies and other Common
                           Facilities in the Building;

                  10.2.11. the cost of licenses, permits and similar
                           fees and charges related to operation, repair and maintenance of the Building, the Property and the Common Facilities;

                  10.2.12. an allocable share of service, replacement, repair, maintenance and other charges assessed from time to time by the Carnegie Center Owner's Association II to the Building; and

                  10.2.13. any and all other expenditures of the Landlord in connection with the operation, alteration, repair or maintenance of the Property, the Common Facilities or the Building as a first-class office building and facilities in the immediate area which are properly treated as an expense fully deductible as incurred in accordance with generally applied real estate accounting practice.

10.3. "Capital Expenditures" means the following expenditures incurred or paid by the Landlord in connection with the Property, the Building, the Common Facilities and any other improvements on the Property:

                  10.3.1. all costs and expenses incurred by the Landlord in connection with retro-fitting the entire Building or the Common Facilities, or any portion thereof, to comply with any change in Federal, state or local statute, rule, regulation, order or requirement which change takes effect after the original completion of the Building;

                  10.3.2.  all costs and expenses incurred by the
                           Landlord to replace and improve the Property, the Building or the Common Facilities or portions thereof for the purpose of continued operation of the Property, the Building and the Common Facilities as a first class office complex in the immediate area; and

                  10.3.3. all costs and expenses incurred by the Landlord in connection with the installation of any energy, labor or other cost saving device or system on the Property or in the Building or the Common Facilities.

10.4. Neither "Operational Expenses" nor "Capital Expenditures" shall include any of the following:

                  10.4.1.  principal or interest on any mortgage
                           indebtedness on the Property, the Building or any portion thereof;

                  10.4.2. any capital expenditure, or amortized portion thereof, other than those included in the definition of Capital Expenditures set forth in subsection 10.3 above;

                  10.4.3. expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Building for occupancy by a new tenant or which is not made generally to or for the benefit of the Leased Premises and all Other Leased Premises or generally to the Building or the Common Facilities;

                  10.4.4. to the extent the Landlord actually receives proceeds of property and casualty insurance policies on the Building, other improvements on the Property or the Common Facilities, expenditures for repairs or replacements occasioned by fire or other casualty to the Building or the Common Facilities;

                  10.4.5. expenditures for repairs, replacements or rebuilding occasioned by any of the events contemplated by section 16 of this Agreement;

                  10.4.6. expenditures for costs, including advertising and leasing commissions, incurred in connection with efforts to lease portions of the Building and to procure new tenants for the Building;

         10.4.7. legal fees and expenses incurred in enforcing any of Landlord's rights or remedies against tenants of Other Leased Premises;

         10.4.8. expenditures for the salaries and benefits of the executive officers, if any, of the Land-lord; and

         10.4.9. depreciation (as that term is used in the accounting sense in the context of generally applied real estate accounting practice) of the Building, the Common Facilities and any other improvement on the Property.

10.5. As soon as practicable after the close of the No Pass Through Period and December 31 of each year thereafter, any portion of which is during the Term, the Landlord shall furnish the Tenant with a notice setting forth:

                  10.5.1. Taxes billed, or if a bill has not then been received for the entire period, the Landlord's projection of Taxes to be billed, for the then current calendar year;

                  10.5.2.  the amount of Base Year Taxes;

                  10.5.3. the amount, if any, by which item 10.5.1 above exceeds item 10.5.2 above; and

                  10.5.4.  the Tenant's Share of item 10.5.3 above.

10.6. As soon as practicable after December 31 of each year during the Term and after the end of the Term, the Landlord shall furnish the Tenant with a notice setting forth:

                  10.6.1. the actual amount of Taxes for the preceding calendar year in excess of Base Year Taxes (or proportional amount thereof for shorter periods during the Term);

                  10.6.2. the Landlord's previously projected amount of Taxes for the preceding calendar year in excess of Base Year Taxes (or proportional amount thereof for shorter periods during the Term);

                  10.6.3.  the difference obtained by substracting item
                           10.6.2 above from item 10.6.1 above; and

                  10.6.4.  the Tenant's Share of item 10.6.3 above.

10.7. As soon as practicable after the close of the No Pass Through Period and December 31 of each year thereafter, any portion of which is during the Term, the Landlord shall furnish the Tenant with a notice setting forth:

         10.7.1. the Landlord's projection of annual Operational Expenses for the current period (if any portion thereof is during the Term);

         10.7.2.  the amount of the Base Year Operational Expenses;

         10.7.3.  the amount, if any, by which item 10.7.1 above exceeds item
                  10.7.2 above; and

         10.7.4.  the Tenant's Share of item 10.7.3 above.

10.8. As soon as practicable after December 31 of each year during the Term and after the end of the Term, the Landlord shall furnish the Tenant with a notice setting forth:

         10.8.1. the actual amount of Operational Expenses for the preceding calendar year in excess of Base Year Operational Expenses (or proportional amount thereof for shorter periods during the
                  Term);

         10.8.2. the Landlord's previously projected amount of Operational Expenses for the preceding calendar year in excess of Base Year Operational Expenses (or proportional amount thereof for shorter periods during the Term);

         10.8.3.  the difference obtained by subtracting item 10.8.2 above from item 10.8.1 above; and

         10.8.4.  the Tenant's Share of item 10.8.3 above.

10.9. As soon as practicable after incurring any Capital Expenditure, the Landlord shall furnish the Tenant with a notice setting forth:

         10.9.1. a description of the Capital Expenditure and the subject thereof;

                  10.9.2. the date the subject of the respective Capital Expenditure was first placed into service and the period of useful life selected by the Landlord in connection with the determination of the Annual Amortized Capital Expenditure;

                  10.9.3. the amount of the Annual Amortized Capital Expenditure; and

                  10.9.4.  the Tenant's Share of item 10.9.3 above.

10.10. As soon as practicable after the Commencement Date and from time to time thereafter, the Landlord shall furnish the Tenant with a notice setting forth its estimate of Tenant Electric Charges per month. Unless the Tenant desires to question the Landlord's then most recent estimate of Tenant Electric Charges exclusively in the manner set forth below, the Landlord's then most recent estimate shall be binding and shall continue in effect until any question raised by the Tenant is otherwise resolved in accordance with this subsection
                  10.10 of the Agreement. If the Tenant desires to question the Landlord's estimate of Tenant Electric Charges, the Tenant shall give notice to the Landlord of its desire. Upon receipt of the Tenant's notice, the Landlord shall obtain, at the Tenant's expense, a reputable, independent electrical engineer's formal written estimate and computation of the Tenant Electric Charges. The engineer's estimate and computation of Tenant Electric Charges shall thereupon control for a 12 month period commencing with the date as of which it is given effect as to Tenant Electric Charges, and until the Landlord furnishes the Tenant with a subsequent notice setting forth its estimate of Tenant Electric Charges per month, except to the extent that the Landlord may increase them in proportion to increases in Utilities Expenses during the same period.

10.11. Within 60 days after the Landlord gives any notice enumerated in subsections 10.5 through 10.10 of this Agreement, the Tenant or the Tenant's authorized agent, upon one week's prior notice to the Landlord, may inspect the Landlord's books and records, as they pertain to the particular expense in question, at the Landlord's office regarding the subject of any such notice to verify the amount(s) and calculation(s) thereof. After payment of the Tenant's Share in accordance with the provisions of section 10 of this

         Agreement, no further audit shall be conducted except with respect to items which may have been questioned within the 60 day period.

10.12. The mere enumeration of an item within the definitions of Operational Expenses and Capital Expenditures in subsections 10.2 and 10.3 of this Agreement, respectively, shall not be deemed to create an obligation on the part of the Landlord to provide such item unless the Landlord is affirmatively required to provide such item elsewhere in this Agreement.

11.      Leasehold Improvements, Fixtures and Trade Fixtures.
         ---------------------------------------------------

All leasehold improvements to the Leased Premises, fixtures installed in the Leased Premises and the blinds and floor treatments or coverings shall be the property of the Landlord, regardless of when, by which party or at which party's cost the item is installed. Movable furniture, furnishings, trade fixtures and equipment of the Tenant which are in the Leased Premises shall be the property of the Tenant, except as may otherwise be set forth in section 23 of this Agreement.

12.      Alterations, Improvements and Other
         Modifications by the Tenant.
         ----------------------------

12.1. The Tenant shall not make any alterations, improvements or other modifications to the Leased Premises which effect structural changes in the Building or any portion thereof, change the functional utility or rental value of the Leased Premises or, except as may be contemplated by section 5 of this Agreement prior to the Commencement Date, affect the mechanical, electrical, plumbing or other systems installed in the Building or the Leased Premises.

12.2. The Tenant shall not make any other alterations, improvements or modifications to the Leased Premises, the Building or the Property or make any boring in the ceiling, walls or floor of the Leased Premises or the Building unless the Tenant shall have first:

         12.2.1. furnished to the Landlord detailed, New Jersey architect-certified construction drawings, construction specifications and, if they pertain in any way to the heating, ventilation and air conditioning or other systems of the Building, related engineering design work and specifications regarding, the proposed alterations, improvements or other modifications;

         12.2.2. not received a notice from the Landlord objecting thereto in any respect within 30 days of the furnishing thereof (which shall not be deemed the Landlord's affirmative consent for any purpose);

         12.2.3. obtained any necessary or appropriate building permits or other approvals from the Municipality and, if such permits or other approvals are conditional, satisfied all conditions to the satisfaction of the Municipality; and

         12.2.4. met, and continued to meet, all the following conditions with regard to any contractors selected by the Tenant and any subcontractors, including materialmen, in turn selected by any of them:

                           12.2.4.1.        the Tenant shall have sole
                                            responsibility for payment of, and
                                            shall pay, such contractors;

                           12.2.4.2.        the Tenant shall have sole
                                            responsibility for coordinating, and
                                            shall coordinate, the work to be
                                            supplied or performed by such
                                            contractors, both among themselves
                                            and with any contractors selected by
                                            the Landlord;

                           12.2.4.3. the Tenant shall not permit or suffer the filing of any mechanic's notice of intention or other lien or prospective lien by any such contractor or subcontractor with respect to the Property, the Common Facilities, the Building or any other improvements on the Property; and if any of the foregoing should be filed by any such contractor or subcontractor, the Tenant shall forthwith obtain and file the complete discharge and release thereof or provide such payment bond(s) from a reputable, financially sound institutional surety as will, in the opinions of the Landlord, the holders of any mortgage indebtedness on, or other interest in, the Property, the Building, the Common Facilities or any other improvements on the
                                            Property, or any portions thereof,
                                            and their respective title insurers,
                                            be adequate to assure the complete
                                            discharge and release thereof;

                           12.2.4.4. prior to any such contractor's entering upon the Property, the Building or the Leased Premises or commencing work the Tenant shall have delivered to the Landlord (a) all the Tenant's certificates of insurance set forth in section 14 of this Agreement, conforming in all respects to the requirements of section 14 of this Agreement, except
                                            that the effective dates of all such
                                            insurance policies shall be prior to
                                            any such contractor's entering upon
                                            the Property, the Building or the
                                            Leased Premises or commencing work
                                            (if any work is scheduled to begin
                                            before the Commencement Date) and
                                            (b) similar certificates of
                                            insurance from each of the Tenant's
                                            contractors providing for coverage
                                            in equivalent amounts, together with
                                            their respective workers'
                                            compensation insurance, employer's
                                            liability insurance and products-
                                            completed operations insurance, the
                                            latter providing coverage in at
                                            least the amount required for the
                                            Tenant's comprehensive general
                                            public liability and excess
                                            insurance;

                           12.2.4.5. each such contractor shall be a party to collective bargaining agreements with those unions that are certified as the collective bargaining agents of all bargaining units of such contractor, of which all such contractor's workpersons shall be members in good standing;

                           12.2.4.6. each such contractor shall perform its work in a good and workpersonlike manner and shall not interfere with or hinder the
                                            Landlord or any other contractor in
                                            any manner;

                           12.2.4.7. there shall be no labor dispute of any nature whatsoever involving any such contractor or any workpersons of such contractor or the unions of which they are members with anyone; and if such a labor dispute exists or comes into existence the Tenant shall forthwith, at the Tenant's sole cost and expense, remove all such contractors and their workpersons from the Building, the Common Facilities and the Property; and

                           12.2.4.8. the Tenant shall have the sole responsibility for the security of the Leased Premises and all contractors' materials, equipment and work, regardless of whether their work is in progress or completed.

12.3. After the Commencement Date, the Tenant shall not apply any wall covering (except latex based flat paint) or other treatment to the walls of the Leased Premises without the prior written consent of the Landlord.

13.      Landlord's Rights of Entry and Access.
         -------------------------------------

The Landlord and its authorized agents shall have the following rights of entry and access to the Leased Premises:

13.1. In case of any emergency or threatened emergency, at any time for any purpose which the Landlord reasonably believes under such circumstances will serve to prevent, eliminate or reduce the emergency, or the threat thereof, or damage or threatened damage to persons and property.

13.2. Upon at least one day's prior verbal advice to the Tenant, at any time for the purpose of erecting or constructing improvements, modifications, alterations and other changes to the Building or any portion thereof, including, without limiting the generality of the foregoing, the Leased Premises, the Common Facilities or the Property or for the purpose of repairing, maintaining or cleaning them, whether for the benefit of the Landlord, the Building, all tenants of Other Leased Premises in the Building, or one or more tenants of Other Leased Premises, the Carnegie

         Center Complex or others. In connection with any such improvements, modifications, alterations, other changes, repairs, maintenance or cleaning, the Landlord may close off such portions of the Property, the Building and the Common Facilities and interrupt such services as may be necessary to accomplish such work, without liability to the Tenant therefor and without such closing or interruption being deemed an eviction or constructive eviction or requiring an abatement of Rent. However, in accomplishing any such work, the Landlord shall endeavor not to materially interfere with the Tenant's use and enjoyment of the Leased Premises or the conduct of the Tenant's business and to minimize interference, inconvenience and annoyance to the Tenant.

13.3. At all reasonable hours for the purpose of operating, inspecting or examining the Building, including the Leased Premises, or the Property.

13.4. At any time after the Tenant has vacated the Leased Premises, for the purpose of preparing the Leased Premises for another tenant or prospective tenant.

13.5. If practicable by appointment with the Tenant, at all reasonable hours for the purpose of showing the Building to prospective purchasers, mortgagees and prospective mortgagees and prospective ground lessees and lessors.

13.6. If practicable by appointment with the Tenant, at all reasonable hours during the last six months of the Term for the purpose of showing the Leased Premises to prospective tenants thereof.

13.7. The mere enumeration of any right of the Landlord within this section 13 of the Agreement shall not be deemed to create an obligation on the part of the Landlord to exercise any such right unless the Landlord is affirmatively required to exercise such right elsewhere in this Agreement.

14.      Liabilities and Insurance Obligations.
         -------------------------------------

14.1. The Tenant shall, at the Tenant's own expense, purchase before the Commencement Date, and maintain in full force and effect throughout the Term and any other period during which the Tenant may have possession of the Leased Premises, the following types of insurance coverage from financially sound and reputable insurers, licensed by the State of New Jersey to provide such insurance and acceptable to the Landlord, in the minimum amounts set forth below, each of which insurance policies shall be for the benefit of, and shall name the Landlord, the Landlord's managing agent and mortgagees and ground lessors known to the Tenant, if any, of the Building, the Common Facilities, the Property or any interest therein, their successors and assigns as additional persons insured, and none of which insurance policies shall contain a "coinsurance" clause:

                  14.1.1. commercial general liability insurance (including "broad form and contractual liability" coverage) and excess ("umbrella") insurance which, without limiting the generality of the foregoing, considered together shall insure against such risks as bodily injury, death and property damage, with a combined single limit of not less than $3,000,000.00 for each occurrence; and

                  14.1.2. "special" property insurance which, without limiting the generality of the foregoing, shall insure against the risk of damage and loss by reason of fire, explosion and all other casualties.

14.2.    With respect to risks:

                  14.2.1. as to which this Agreement requires either party to maintain insurance, or

                  14.2.2. as to which either party is effectively insured and for which risks the other party may be liable,

                  the party required to maintain such insurance and the party effectively insured shall use its best efforts to obtain a clause, if available from the respective insurer, in each such insurance policy expressly waiving any right of recovery, by reason of subrogation to such party's rights or otherwise, the respective insurer might otherwise have or obtain against the other party, so long as such a clause can be obtained in the respective insurance policy without additional premium cost. If such a clause can be obtained in the respective insurance policy, but only at additional premium cost, such party shall, by notice to the other party, promptly advise the other party of such fact and the amount of the additional premium cost. If the other party desires the inclusion of such a clause in the notifying party's respective insurance policy, the other party shall, within 10 days of receipt of the notifying party's notice, by notice advise the notifying party of its desire and enclose therewith its check in the full amount of the additional premium cost; otherwise the notifying party need not obtain such a clause in the respective insurance.

14.3. Each party hereby waives any right of recovery against the other party for any and all damages for property losses and property damages which are actually insured by either party, but only to the extent:

                  14.3.1. that the waiver set forth in this subsection 14.3 does not cause or result in any cancellation of, or diminution in, the insurance coverage otherwise available under any applicable insurance policy;

                  14.3.2. of the proceeds of any applicable insurance policy (without adjustment for any deductible amount set forth therein) actually received by such party for such respective loss or damages; and

                  14.3.3. the substance of the clause contemplated by subsection 14.2 of this Agreement is actually and effectively set forth in the respective insurance policy.

         The waiver set forth in this subsection 14.3 of the Agreement shall not apply with respect to liability insurance policies (as opposed to property and casualty insurance policies).

14.4. Each party hereby waives any right of recovery against the other party for any and all damages for property losses and property damages which are actually insured by either party, but only to the extent of the proceeds of any applicable insurance policy (without adjustment for any deductible amount set forth therein) actually received by such party for such respective loss or damages. The waiver set forth in this subsection 14.4 of the Agreement shall not apply with respect to liability insurance policies (as opposed to property and casualty insurance policies).

14.5. The Landlord shall have no liability whatsoever to the Tenant or the Tenant's employees, other agents or Guests or anyone else for any death, bodily injury, property loss or other damages suffered by any of them or any of their property which is not caused by the negligence or intentional misconduct of the Landlord.

14.6. Each policy of insurance required under subsection 14.1 of this Agreement shall include provisions to the effect that:

                  14.6.1. no act or omission of the Tenant, its employees, other agents or Guests shall result in a loss of insurance coverage otherwise available under such policy to any person required to be named as an additional insured in accordance with subsection 14.1 of this Agreement; and

                  14.6.2. the insurance coverage afforded by such policy shall not be diminished, cancelled, permitted to expire or otherwise terminated for any reason except upon 30 days' prior written notice from the insurer to every person required to be named as an additional insured in accordance with subsection 14.1 of this Agreement.

14.7. With respect to each type of insurance coverage referred to in subsection 14.1 of this Agreement, prior to the Commencement Date the Tenant shall cause its insurer(s) to deliver to the Landlord the certificate(s) of the insurer(s) setting forth the name and address of the insurer, the name and address of each additional insured, the type of coverage provided, the limits of the coverage, any deductible amounts, the effective dates of coverage and that each policy under which coverage is provided affirmatively includes provisions to the effect set forth in subsection 14.6 of this Agreement. In the event any of such certificates indicates a coverage termination date earlier than the end of the Term or the end of any other period during which the Tenant may have possession of the Leased Premises, no later than 10 days before any such coverage termination date, the

         Tenant shall deliver to the Landlord respective, equivalent, new certificate(s) of the insurer(s).

15.      Casualty Damage to Building or Leased Premises.
         ----------------------------------------------

15.1. In the event of any damage to the Building or any portion thereof by fire or other casualty which was not caused directly or indirectly, in whole or in part, by the active or passive negligence or intentional act of the Tenant, its employees, other agents or Guests:

         15.1.1. with the result that the Leased Premises are rendered untenantable in whole or in part,

         15.1.2. regarding which, within 60 days after the occurrence of the casualty, the Landlord gives notice to the Tenant that the Landlord can restore the Leased Premises within 180 days after the occurrence of the casualty to such an extent that the Leased Premises are then fully tenantable, and

         15.1.3. regarding which the Landlord does restore the Leased Premises within such period of 180 days,

         then this Agreement shall remain in full force and effect, but Rent shall abate until such time as the Leased Premises are again fully tenantable and be reduced during such period by the amount which bears the same proportion to the Rent otherwise payable during such period as the gross rentable floor space of the Leased Premises which are rendered untenantable bears to the gross rentable floor space of the Leased Premises.

15.2. In the event of casualty damages in the circumstances set forth in subsection 15.1 of this Agreement which do not result in a termination of the Term, the Landlord shall cause restoration to proceed diligently and expediently to the extent the Landlord has received proceeds of any property, casualty or liability insurance on the damaged portions. If the Landlord does not complete the restoration within the permitted time then the Term shall terminate thirty (30) days after written notice from the Tenant unless the restoration is completed within the thirty (30) day interval.

15.3. The Tenant shall promptly advise the Landlord by the quickest means of communication of the occurrence or threatened occurrence of any casualty damage to the

         Building or the Leased Premises of which the Tenant becomes aware.

16.      Condemnation
         ------------

If the Leased Premises, or any portion thereof, or the Building or the Common Facilities, or any substantial portion of any of the foregoing, shall be acquired for any public or quasi-public use or purpose by statute, right of eminent domain or private sale in lieu thereof, with the result the Tenant can not use and occupy the Leased Premises for the purpose set forth in subsection
7.1 of this Agreement, the Tenant hereby waives any claim against the Landlord, the condemning authority or other person acquiring same for any thing of value, tangible or intangible, including, without limiting the generality of the foregoing, the putative value of any leasehold interest or loss of the use of same, except for any right the Tenant might have to make a claim, independent of, and without reference to or having any effect on, any award or claim of the Landlord, against the condemning authority or other acquiring party regarding the value of the Tenant's installed trade fixtures and other installed equipment which are not removable from the Leased Premises or for ordinary and necessary moving expenses occasioned thereby.

17.      Assignment or Subletting by Tenant.
         ----------------------------------

17.1. Except as may be specifically set forth in this section 17 of the Agreement, the Tenant shall not:

                  17.1.1. assign, or purport to assign, this Agreement or any of the Tenant's rights hereunder;

                  17.1.2. sublet, or purport to sublet, the Leased Premises or any portion thereof;

                  17.1.3. license, or purport to license, the use or occupancy of the Leased Premises or any portion thereof;

                  17.1.4. otherwise transfer, or attempt to transfer any interest including, without limiting the generality of the foregoing, a mortgage, pledge or security interest, in this Agreement, the Leased Premises or the right to the use and occupancy of the Leased Premises; or

                  17.1.5. indirectly accomplish, or permit or suffer the accomplishment of, any of the foregoing by merger or consolidation with another entity, by acquisition or disposition of assets or liabilities outside the ordinary course of the Tenant's business or by acquisition or disposition, by the Tenant's equity owners or subordinated creditors, of any of their respective interests in the Tenant.

17.2. The Tenant shall not assign this Agreement or any of the Tenant's rights hereunder or sublet the Leased Premises or any portion thereof without first giving 45 days' prior notice to the Landlord of its desire to assign or sublet and requesting the Landlord's consent and without first receiving the Landlord's prior written consent. The Tenant's notice to the Landlord shall include:

                  17.2.1. the full name, address and telephone number of the proposed assignee or sublessee;

                  17.2.2. a description of the type(s) of business in which the proposed assignee or sublessee is engaged and proposes to engage;

                  17.2.3. a description of the precise use to which the proposed assignee or sublessee intends to put the Leased Premises or portion thereof;

                  17.2.4. the proposed assignee's or subtenant's most recent quarterly and annual financial statements prepared in accordance with generally accepted accounting principles and any other evidence of financial position and responsibility that the Tenant or proposed assignee or sublessee may desire to submit;

                  17.2.5. by diagram and measurement of the actual square feet of floor space, the precise portion of the Leased Premises proposed to be subject to the assignment of this Agreement or to be sublet;

                  17.2.6. a complete, accurate and detailed description of the terms of the proposed assignment or sublease including, without limiting the generality of the foregoing, all consideration paid or given, or proposed to be paid or to be given, by the proposed assignee, sublessee or other person to the Tenant and the respective times of payment or delivery; and

                  17.2.7. any other information reasonably requested by the Landlord.

17.3. By the expiration of the notice period contemplated by subsection 17.2 of this Agreement, the Landlord, in its sole discretion, shall take one of the following actions by notice to the Tenant:

                  17.3.1. grant consent on the terms and conditions set forth in subsection 17.4 of this Agreement and such other reasonable terms and conditions set forth in the Landlord's notice;

                  17.3.2. refuse to grant consent for any of the reasons set forth in subsection 17.5 of this Agreement or for any other reasonable reason set forth in the Landlord's notice; or

                  17.3.3. elect to terminate the Term as of (a) the end of the third full month after the Tenant has given notice of the Tenant's desire to assign or sublet or (b) the proposed effective date of the proposed assignment or sublease.

17.4. The Landlord's consent to the Tenant's proposed assignment or sublease, if granted under subsection 17.3.1 of this Agreement, shall be subject to all the following terms and conditions (and to any other terms and conditions permitted by that subsection):

                  17.4.1. any proposed assignee or sublessee shall, by document executed and delivered forthwith to the Landlord, agree to be bound by all the obligations of the Tenant set forth in this Agreement;

                  17.4.2. the Tenant shall remain liable under this Agreement, jointly and severally with any proposed assignee or sublessee, for the timely performance of all obligations of the Tenant set forth in this Agreement;

                  17.4.3. the Tenant shall forthwith deliver to the Landlord manually executed copies of all documents regarding the proposed assignment or sublease and a written, accurate and complete description, manually executed both by the Tenant and the proposed assignee or sublessee, of any other agreement, arrangement or understanding between them regarding the same;

                  17.4.4. with respect to any consideration or other thing of value received or to be received by the Tenant in connection with any such assignment or sublease (other than those payable in equal monthly installments each month during the proposed term of any such assignment or sublease), the Tenant shall pay to the Landlord one-half of any such amount and one-half of the fair market value of any other thing of value within 10 days of receipt of same; and

                  17.4.5. with respect to any amount payable to the Tenant in equal monthly installments each month during the proposed term of any such assignment or sublease in connection with such assignment or sublease, which amount is in excess of the amount which bears the same ratio to the monthly installment of Rent due from the Tenant as the usable floor space of the Leased Premises subject to the assignment or sublease bears to the usable floor space of the entire Leased Premises, the Tenant shall pay one-half of such excess to the Landlord together with the Tenant's monthly installment of Rent.

17.5.             The Landlord's refusal to grant consent under subsection
                  17.3.2 of this Agreement shall not be deemed an unreasonable withholding of consent if based upon any of the following reasons (or any other reason permitted by that subsection):

                  17.5.1. the Landlord desires to take one of the other actions enumerated in subsection 17.3 of this Agreement;

                  17.5.2. there is already another assignee, sublessee or licensee of all or a portion of the Leased Premises;

                  17.5.3. the proposed sublease is for a term of less than one year;

                  17.5.4. the proposed sublease is for a term which would expire after the Term;

                  17.5.5. less than one year remains in the Term as of the proposed effective date of the proposed assignment or sublease;

                  17.5.6. the general reputation, financial position or ability or type of business of, or the anticipated use of the Leased Premises by, the proposed assignee or proposed sublessee is unsatisfactory to the Landlord or is inconsistent with those of tenants of Other Leased Premises or of the Carnegie Center Complex or inconsistent with any commitment made by the Landlord to any such other tenant;

                  17.5.7. the proposed consideration to be paid to the Tenant during any period of 12 months is less than the amount of the Market Rental Rate divided by the gross rentable floor space of the Leased Premises and multiplied by that portion of the gross rentable floor space of the Leased Premises proposed to be subject to the proposed assignment or sublease; or

                  17.5.8. the gross rentable floor space of the portion of the Leased Premises proposed to be sublet is less than one-third of the gross rentable floor space of the Leased Premises.

17.6. An assignment or sublease to a parent, subsidiary, affiliate, or successor in interest by acquisition or merger of Tenant may be done without consent provided that (i) the Tenant complies with the requirements of subsection 17.4 of this Agreement; and (ii) the assignment is not to an entity formed for the purpose of avoiding the provisions of section 17 of this Agreement.

18.      Signs, Displays and Advertising.

                  -------------------------------

18.1. The Tenant shall have one sign identifying the Landlord's assigned number for the Leased Premises at the principal entrance to the Leased Premises. The Tenant may identify itself in or on each of: the sign at the principal entrance to the Leased Premises, the Building directory and the directory, if, any, on the floor of the Building on which the Leased Premises is located. All such signs, and the method and materials used in mounting and dismounting them, shall be in accordance with the Landlord's specifications. All such signs shall be provided and mounted by the Landlord at the Landlord's expense, except that the Tenant shall bear any expense of identifying itself on the sign at the principal entrance to the Leased Premises.

18.2. No other sign, advertisement, fixture or display shall be used by the Tenant on the Property or in the Building or the Common Facilities. Any signs other than those specifically permitted under subsection 18.1 of this Agreement shall be removed promptly by the Tenant or by the Landlord at the Tenant's expense.

19.               Quiet Enjoyment.
                  ---------------

The Landlord is the owner of the Building, the Property and those Common Facilities located on the Property. The Landlord has the right and authority to enter into and execute and deliver this Agreement with the Tenant. So long as an Event of Default shall not have occurred and be continuing, the Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the Term in accordance with this Agreement.

20.               Relocation.
                  ----------

At any time and from time to time during the Term, on at least one hundred twenty (120) days prior notice to Tenant, the Landlord shall have the right to move the Tenant out of the Leased Premises and into premises having at least equal square footage as the Leased Premises located in the Building or in any other comparable building in the Carnegie Center Complex for the duration of the Term. In the event that there is not comparable space located in the Building, the Landlord shall use its best efforts to relocate the Tenant into a 200 Series building in the Carnegie Center Complex. If comparable space is not available in a 200 Series building, the Landlord may relocate the Tenant to another building in the Carnegie Center Complex. In connection with the relocation of the Tenant, the Landlord shall pay (i) all costs and expenses of preparing and decorating the new premises so that such premises will be substantially similar to the Leased Premises; (ii) all costs and expenses of removing, relocating and installing Tenant's furniture, trade fixtures, furnishings and equipment to the new premises; and (iii) other expenses incurred by Tenant including, but not limited to, the reprinting of stationery and business cards. The use and occupancy by Tenant of the new premises shall be under and pursuant to the same terms, conditions and provisions of this Lease except that the description of the Leased Premises, building (if applicable) and the Property which, upon completion of such relocation, shall be deemed amended to describe the substitute new premises, building and property respectively, to which Tenant shall have been relocated in accordance with this Section 20. Notwithstanding the foregoing, upon receipt of the written notice of the Landlord's intention to relocate the Tenant, the Tenant may, upon written notice to Landlord, elect not to relocate to such other premises and, in lieu thereof, may terminate this Lease effective on the date the proposed relocation would have been effective.

21.               Surrender.
                  ---------

Upon termination of the Term, or at any other time at which the Landlord, by virtue of any provision of this Agreement or otherwise has the right to re-enter and re-take possession of the Leased Premises, the Tenant shall surrender possession of the Leased Premises; remove from the Leased Premises all property owned by the Tenant or anyone else other than the Landlord; remove from the Leased Premises any alterations, improvements or other modifications to the Leases Premises that the Landlord may request by notice; make any repairs required by such removal; clean the Leased Premises; leave the Leased Premises in as good order and condition as it was upon the completion of any improvements contemplated by section 5 of this Agreement, ordinary wear and use excepted; return all copies of all keys and passes to the Leased Premises, the Common Facilities and the Building to the Landlord; and receive the Landlord's written acceptance of the Tenant's surrender. The Landlord shall not be deemed to have accepted the Tenant's surrender of the Leased Premises unless and until the Landlord shall have executed and delivered the Landlord's written acceptance of surrender to the Tenant, which shall not be unreasonably withheld or delayed.

22.               Events of Default.
                  -----------------

The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

22.1. the Tenant's failure to pay any installment of Basic Rent or any amount of Additional Rent when it is first due;

22.2. the Tenant's failure to perform any of its obligations under this Agreement if such failure has caused, or may cause, loss or damage that can not promptly be cured by subsequent act of the Tenant;

22.3. the Tenant's failure to complete performance of any of the Tenant's obligations under this Agreement (other than those contemplated by subsections 22.1 and 22.2 of this Agreement) within 30 days after the Landlord shall have given notice to the Tenant specifying which of the Tenant's obligations has not been performed and in what respects, unless completion of performance within such period of 30 days is not possible using diligence and expedience, then within a reasonable time of the Landlord's notice so long as the Tenant shall have commenced substantial performance within the first three days of such period of 30 days and shall have continued to provide substantial performance, diligently and expediently, through to completion of performance;

22.4. the discovery that any representation made by the Tenant in this Agreement shall have been in-accurate or incomplete in any material respect either on the date it was made or the date as of which it was made;

22.5. the sale, transfer or other disposition of any interest of the Tenant in the Leased Premises by way of execution or other legal process;

22.6.             with the exception of those of the following events to which section 365 of the Bankruptcy Code shall apply in the context of an office lease (in which case subsection 22.7 of this Agreement shall apply):

                  22.6.1. the Tenant's becoming a "debtor," as that term is defined in section 101 of the Bankruptcy Code;

                  22.6.2.  any time when either the value of the
                           Tenant's liabilities exceed the value of the Tenant's assets or the Tenant is unable to pay its obligations as and when they respectively become due in the ordinary course of business;

                  22.6.3. the appointment of a receiver or trustee of the Tenant's property or affairs; or

                  22.6.4. the Tenant's making an assignment for the benefit of, or an arrangement with or among, creditors or filing a petition in insolvency or for reorganization or for the appointment of a receiver;

22.7. in the event of the occurrence of any of the events enumerated in subsection 22.6 of this Agreement to which section 365 of the Bankruptcy Code shall apply in the context of an office lease, the earlier of the bankruptcy trustee's rejection or deemed rejection (as those terms are used in section 365 of the Bankruptcy
                  Code) of this Agreement; or

22.8. the Tenant's abandoning the Leased Premises before expiration of the Term without the prior written consent of the Landlord.

23.               Rights and Remedies.
                  -------------------

23.1. Upon the occurrence of an Event of Default the Landlord shall have all the following rights and remedies:

                  23.1.1. to elect to terminate the Term by giving notice of such election, and the effective date thereof, to the Tenant and to receive Termination Damages;

                  23.1.2. to elect to re-enter and re-take possession of the Leased Premises, without thereby terminating the Term, by giving notice of such election, and the effective date thereof, to the Tenant and to receive ReLeasing Damages;

                  23.1.3. if the Tenant remains in possession of the Leased Premises after the Tenant's obligation to surrender the Leased Premises shall have arisen, to remove the Tenant and the Tenant's and any others' possessions from the Leased Premises by any of the following means without any liability to the Tenant therefor, any such liability to the Tenant therefor which might otherwise arise being hereby waived by the Tenant: legal proceedings (summary or otherwise), writ of dispossession and any other means and to receive Holdover Damages and, except in the circumstances contemplated by section 20 of this Agreement, to receive all expenses incurred in removing the Tenant and the Tenant's and any others' possessions from the Leased Premises, and of storing such possessions if the Landlord so elects;

                  23.1.4. to be awarded specific performance, temporary restraints and preliminary and permanent injunctive relief regarding Events of Default where the Landlord's rights and remedies at law may be inadequate, without the necessity of proving actual damages or the inadequacy of the rights and remedies at law;

                  23.1.5. to receive all expenses incurred in securing, preserving, maintaining and operating the Leased Premises during any period of vacancy, in making repairs to the Leased Premises, in preparing the Leased Premises for re-leasing and in re-leasing the Leased Premises including, without limiting the generality of the foregoing, any brokerage commissions;

                  23.1.6. to receive all legal expenses, including without limiting the generality of the foregoing, attorneys' fees incurred in connection with pursuing any of the Landlord's rights and remedies, including indemnification rights and remedies;

                  23.1.7. if the Landlord, in its sole discretion, elects to perform any obligation of the Tenant under this Agreement (other than the obligation to pay Rent) which the Tenant has not timely performed, to receive all expenses incurred in so doing;

                  23.1.8. to elect to pursue any legal or equitable right and remedy available to the Landlord under this Agreement or otherwise; and

                  23.1.9. to elect any combination, or any sequential combination of any of the rights and remedies set forth in subsection 23.1 of this Agreement.

23.2. In the event the Landlord elects the right and remedy set forth in subsection 23.1.1 of this Agreement, Termination Damages shall be equal to the amount which, at the time of actual payment thereof to the Landlord, is the sum of:

                  23.2.1.  all accrued but unpaid Rent;

                  23.2.2. the present value (calculated using the most recently available (at the time of calculation) published weekly average yield on United States Treasury securities having maturities comparable to the balance of the then remaining Term) of the sum of all payments of Rent remaining due (at the time of calculation) until the date the Term would have expired (had there been no election to terminate it earlier) less the present value (similarly calculated) of all payments of rent to be received through the end of the Term (had there been no election to terminate it earlier) from a lessee, if any, of the Leased Premises at the time of calculation
                           (and it shall be assumed for purposes of such calculations that (i) the amount of future
                           Additional Rent due per year under this
                           Agreement will be equal to the average
                           Additional Rent per month due during the 12 full calendar months immediately preceding the date of any such calculation, increasing annually at a rate of eight percent compounded, (ii) if any calculation is made before the first anniversary of the end of the No Pass Through Period, the average
                           Additional Rent due for any month after the end of the No Pass Through Period will be equal to nine percent of the sum of the Base
                           Year Operating Expenses, Base Year Taxes and
                           Tenant Electric Charges (considered on an annual basis), (iii) if any calculation is made before the beginning of the Base Year, the sum of Base Year Taxes and Base Year
                           Operational Expenses shall be assumed to be $5.00 per gross rentable square foot and (iv) if any calculation is made before the end of the Base Year, Base Year Taxes and Base Year Operational Expenses may be extrapolated based on the year to date experience of the
                           Landlord);

                  23.2.3. the Landlord's reasonably estimated cost of demolishing any leasehold improvements to the Leased Premises; and

                  23.2.4. that amount, which as of the occurrence of the Event of Default, bears the same ratio to the costs, if any, incurred by the Landlord (and not paid by the Tenant) in building out the Leased Premises in accordance with section 5 of this Agreement as the number of months remaining in the Term (immediately before the occurrence of the Event of Default) bears to the number of months in the entire Term (immediately before the occurrence of the Event of Default).

23.3. In the event the Landlord elects the right and remedy set forth in subsection 23.1.2 of this Agreement, Re-Leasing Damages shall be equal to the Rent less any rent actually and timely received by the Landlord from any lessee of the Leased Premises or any portion thereof, payable at the respective times that Rent is payable under the Agreement plus the cost, if any, to the Landlord of building out or otherwise preparing the Leased Premises for, and leasing the Leased Premises to, any such lessee.

23.4. In the event the Landlord elects the right and remedy set forth in subsection 23.1.3 of this Agreement, Holdover Damages shall mean damages at the rate per month or part thereof equal to the greater of: (a) one and one-half times one-twelfth of the then Market Rental Rate plus all Additional Rent as set forth in this Agreement or (b) double the average amount of all payments of Rent due under this Agreement during each of the last 12 full calendar months prior to the Landlord's so electing or, in the event the Term shall have terminated by expiration under subsection 24.1.1 of this Agreement, the last full 12 calendar months of the Term, in either case payable in full on the first day of each holdover month or part thereof.

23.5. In connection with any summary proceeding to dispossess and remove the Tenant from the Leased Premises under subsection
                  23.1.3 of this Agreement, the Tenant hereby waives:

                  23.5.1. any notices for delivery of possession thereof, of termination, of demand for removal therefrom, of the cause therefor, to cease, to quit and all other notices that might otherwise be required pursuant to 2A N.J.S.A. Section 18-53 et seq.;

                  23.5.2. any right the Tenant might otherwise have to cause a termination of the action or proceeding by paying to the Landlord or into court or otherwise any Rent in arrears;

                  23.5.3. any right the Tenant might otherwise have to a period of waiting between issuance of any warrant in execution of any judgment for possession obtained by the Landlord and the execution thereof;

                  23.5.4. any right the Tenant might otherwise have to transfer or remove such proceeding from the court (or the particular division or part of the court) or other forum in which it shall have been instituted by the Landlord to another court, division or part;

                  23.5.5. any right the Tenant might otherwise have to redeem the Tenant's former leasehold interest between the entry of any judgment and the execution of any warrant issued in connection therewith by paying to the Landlord or into Court or otherwise any Rent in arrears; and

                  23.5.6. any right the Tenant might otherwise have to appeal any judgment awarding possession of the Leased Premises to the Landlord.

23.6.             The enumeration of rights and remedies in this section
                  23 of the Agreement is not intended to be exhaustive or exclusive of any rights and remedies which might otherwise be available to the Landlord, or to force an election of one or more rights and remedies to the exclusion of others, concurrently, consecutively or sequentially. On the contrary, each right and remedy enumerated in this section 23 of the Agreement is intended to be cumulative with each other right and remedy enumerated in this section 23 of the Agreement and with each other right and remedy that might otherwise be available to the Landlord; and the selection of one or more of such rights and remedies at any time shall not be deemed to prevent resort to one or more others of such rights and remedies at the same time or a subsequent time, even with regard to the same occurrence sought to be remedied.

23.7. It is expressly understood and agreed that the Landlord shall have no duty to mitigate damages. In the event the Landlord elects the right and remedy set forth in subsection 23.1.2 of this Agreement, Re-Leasing Damages shall be equal to the Rent less any rent actually and timely received by the Landlord from any lessee of the Leased Premises or any portion thereof, payable at the respective times that Rent is payable under the Agreement plus the cost, if any, to the Landlord of building out or otherwise preparing the Leased Premises for, and leasing the Leased Premises to, any such lessee. The Landlord may relet some or all of the Leased Premises but shall have no duty to do so. The Tenant shall retain its rights to sublet or assign the Leased Premises, or portions thereof, pursuant to
                  Article 17 hereof and the right to exercise the Option to Renew in connection therewith except to the extent that the Landlord shall have already relet the same which shall abrogate the Tenant's rights, pro tanto.

23.8 Notwithstanding the provisions of section 23.1 of this Agreement, if notice of Landlord's election is served because of a failure to pay Basic Rent or Additional Rent, and the Tenant pays the Basic Rent or Additional Rent and other charges due as a result of the Event of Default within five days of the service of the notice then the notice shall be withdrawn and the Term or right to possession shall continue as though no Event of Default had occurred. The Tenant may not avail itself of this grace provision more than twice in any twelve month period.

24.               Termination of the Term.
                  -----------------------

24.1. The Term shall terminate upon the earliest of the following events to occur:

                  24.1.1.  expiration of the Term;

                  24.1.2.  in connection with a transaction contemplated by
                           section 16 of this Agreement, the later of (a) the vesting of the acquiring party's right to possession or (b) the Tenant's vacating the Leased Premises;

                  24.1.3. under the circumstances contemplated by subsection 15.1 of this Agreement, upon the Tenant's giving prompt notice of the failure of the Landlord to give, on a timely basis, the notice contemplated by subsection 15.1.2 of this Agreement and that the Tenant desires termination of the Term (which termination shall be effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered untenantable and as of the date of the Tenant's giving notice with respect to those portions of the Leased Premises which were not rendered untenantable);

                  24.1.4. under the circumstances contemplated by subsection 15.1 of this Agreement, upon the expiration of 45 additional days (without the Landlord's completion of restoration in the interim) after the Tenant shall have given prompt notice that the Landlord has not restored the Leased Premises on a timely basis and that the Tenant desires termination of the Term (which termination shall be effective as of the date of the subject casualty with respect to those portions of the Leased Premises rendered untenantable and as of the date of the Tenant's giving notice with respect to those portions of the Leased Premises which were not rendered untenantable);

                  24.1.5. the effective date of any election by the Landlord under subsection 17.3.3 of this Agreement in response to the Tenant's notice of the Tenant's desire to assign this Agreement or to sublet all or a portion of the Leased Premises; or

                  24.1.6. the effective date of any election by the Landlord to terminate the Term under subsection 23.1.1 of this Agreement.

24.2. No termination of the Term shall have the effect of releasing the Tenant from any obligation or liability theretofore or thereby incurred and, until the Tenant shall have surrendered the Leased Premises in accordance with section 21 of this Agreement, from any obligation or liability thereafter incurred.

25.               Mortgage and Underlying Lease Priority.
                  --------------------------------------

25.1. This Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are, and shall always be, subordinate to any mortgage (other than a mortgage created by the Tenant or a sale, transfer or other disposition by the Tenant in the nature of a security interest in violation of subsections 17.1.4 and 22.5, respectively, of this Agreement) already or afterwards placed on the Carnegie Center Complex, the Property, the Common Facilities, the Building or any estate or interest therein including, without limiting the generality of the foregoing, any new mortgage or any mortgage extension, renewal, modification, consolidation, replacement, supplement or substitution. This Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are, and shall always be, subordinate to any ground lease already or afterwards made with regard to the Carnegie Center Complex, the Property, the Common Facilities, the Building or any estate or interest therein including, without limiting the generality of the foregoing, any new ground lease or any ground lease extension, renewal, modification, consolidation, replacement, supplement or substitution. The provisions of this section 25 of the Agreement shall be self-effecting; and no further instrument shall be necessary to effect any such subordination. Nevertheless, the Tenant hereby consents that any mortgagee or mortgagee's successor in interest may, at any time and from time to time, by notice to the Tenant, subordinate its mortgage to the estate and interest created by this Agreement; and upon the giving of such notice, the subject mortgage shall be deemed subordinate to the estate and interest created by this Agreement regardless of the respective times of execution or delivery of either or of recording the subject mortgage.

25.2. Notwithstanding anything to the contrary that may be set forth in subsection 25.1 of this Agreement, the

                  Landlord shall obtain from each such mortgagee and ground lessor its respective standard form of nondisturbance, attornment and subordination agreement including a provision to the effect that, in the event of enforcement of any remedies provided in the respective mortgage or ground lease, so long as an Event of Default shall not have occurred and be continuing, the Tenant shall not be disturbed in its possession of the Leased Premises in accordance with this Agreement.

26.               Transfer by Landlord.
                  --------------------

26.1. The Landlord shall have the right at any time and from time to time to sell, transfer, lease or otherwise dispose of the Carnegie Center Complex, the Property, the Common Facilities or the Building or any of the Landlord's interest therein, or to assign this Agreement or any of the Landlord's rights thereunder.

26.2. Upon giving notice of the occurrence of any transaction contemplated by subsection 26.1 of this Agreement, the Landlord shall thereby be relieved of any obligation that might otherwise exist under this Agreement with respect to periods subsequent to the effective date of any such transaction. If, in connection with any transaction contemplated by subsection 26.1 of this Agreement the Landlord transfers, or makes allowance for, any Security Deposit of the Tenant and gives notice of that fact to the Tenant, the Landlord shall thereby be relieved of any further obligation to the Tenant with regard to any such Security Deposit; and the Tenant shall look solely to the transferee with respect to any such Security Deposit.

26.3. In the event of the occurrence of any transaction contemplated by subsection 26.1 of this Agreement the Tenant, upon written request therefor from the transferee, shall attorn to and become the tenant of such transferee upon the terms and conditions set forth in this Agreement.

26.4. Notwithstanding anything to the contrary that may be set forth in subsections 26.1, 26.2 and 26.3 of this Agreement, in the event any mortgage contemplated by section 25 of this Agreement is enforced by the respective mortgagee pursuant to remedies provided in the mortgage or otherwise provided by law or equity and any person succeeds to the interest of the Landlord as a result of, or in connection with, any such enforcement, the Tenant shall, upon the request of such successor in interest, automatically attorn to and become the Tenant of such successor in interest without any change in the terms or provisions of this Agreement, except that such successor in interest shall not be bound by: (a) any payment of Basic Rent or Additional Rent (exclusive of prepayments in the nature of a Security Deposit) for more than one month in advance or (b) any amendment or other modification of this Agreement which was made without the consent of such mortgagee or such successor in interest; and, upon the request of such successor in interest, the Tenant shall execute, acknowledge and deliver any instrument(s) confirming such attornment.

26.5. If this Agreement and the estate, interest and rights hereby created for the benefit of the Tenant are ever subject and subordinate to any ground lease contemplated by section 25 of this Agreement:

                  26.5.1. upon the expiration or earlier termination of the term of any such ground lease before the termination of the Term under this Agreement, the Tenant shall attorn to, and become the Tenant of, the lessor under any such ground lease and recognize such lessor as the Landlord under this Agreement for the balance of the Term; and

                  26.5.2. such expiration or earlier termination of the term of any such ground lease shall have no effect on the Term under this Agreement.

27.               Indemnification.
                  ---------------

27.1. The Tenant shall, and hereby does, indemnify the Landlord against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including, without limiting the generality of the foregoing, expenses of investigation, defense and enforcement thereof or of the obligation set forth in this section 27 of the Agreement including, without limiting the generality of the foregoing, attorneys' fees, imposed on or incurred by the Landlord in connection with any of the following matters which occurs during the Term:

                  27.1.1. any matter, cause or thing arising out of the use, occupancy, control or management of the Leased Premises or any portion thereof which is not caused by the Landlord's negligence or intentional act;

                  27.1.2. any negligence or intentional act on the part of the Tenant or any of its employees, other agents or Guests;

                  27.1.3. any accident, injury or damage to any person or property occurring in or about the Leased Premises which is not caused by the Landlord's negligence or intentional act;

                  27.1.4. any representation made by the Tenant in this Agreement shall have been inaccurate or incomplete in any material respect either on the date it was made or the date as of which it was made;

                  27.1.5.  the imposition of any mechanic's,
                           materialman's or other lien on the Property, the Common Facilities, the Building, the Leased Premises or any portion of any of the foregoing, or the filing of any notice of intention to obtain any such lien, in connection with any alteration, improvement or other modification of the Leased Premises made or authorized by the Tenant (which indemnification obligation shall be deemed to include the Tenant's obligations set forth in subsection 12.2.4.3 of this Agreement); or

                  27.1.6. any failure on the part of the Tenant to perform or comply with any obligation of the Tenant set forth in this Agreement.

27.2. Payment of indemnification claims by the Tenant to the Landlord shall be due upon the Landlord's giving notice thereof to the Tenant.

27.3. The Landlord shall promptly give notice of any claim asserted, or action or proceeding commenced, against it as to which it intends to claim indemnification from the Tenant and, upon notice from the Tenant so requesting, shall forward to the Tenant copies of all claim or litigation documents received by it. Upon receipt of such notice the Tenant may, by notice to the

                  Landlord, participate therein and, to the extent it may desire, assume the defense thereof through independent counsel selected by the Tenant and reasonably satisfactory to the Landlord. The Landlord shall not be bound by any compromise or settlement of any such claim, action or proceeding without its prior written consent.

28.               Parties' Liability.
                  ------------------

28.1. None of the following occurrences shall constitute a breach of this Agreement by the Landlord, a termination of the Term, an active or constructive eviction or an occurrence requiring an abatement of Rent:

                  28.1.1. the inability of the Landlord to provide any utility or service to be provided by the Landlord, as described in section 8 of this Agreement which is due to causes beyond the Landlord's control, or to necessary or advisable improvements, maintenance, repairs or emergency, so long as the Landlord uses reasonable efforts and diligence under the circumstances to restore the interrupted service or utility;

                  28.1.2. any improvement, modification, alteration or other change made to the Carnegie Center Complex, the Property, the Building or the Common Facilities by the Landlord consistently with the Landlord's obligations set forth in subsection 13.2 of this Agreement; and

                  28.1.3. any change in any Federal, state or local law or ordinance.

28.2. Except for the commencement, duration or termination of the Term (other than under the circumstances contemplated by subsection 15.1 of this Agreement), the Tenant's obligation to make timely payments of Rent, the Tenant's obligation to maintain certain insurance coverage in effect, the Tenant's failure to perform any of its other obligations under this Agreement if such failure has caused loss or damage that can not promptly be cured by subsequent act of the Tenant and the period within which any Option to Renew or any other type of option or optional right exercisable by the Tenant must be exercised, any period of time during which the Landlord or the Tenant is prevented from performing any of its respective obligations under this Agreement because of fire, any other casualty or catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, governmental prohibitions or preemptions, embargoes or inability to obtain labor or material due to shortage, governmental regulation or prohibition, shall be added to the time when such performance is otherwise required under this Agreement.

28.3. In the event the Landlord is an individual, partnership, joint venture, association or a participant in a joint tenancy or tenancy in common, the Landlord, the partners, venturers, members and joint owners shall not have any personal liability or obligation under or in connection with this Agreement or the Tenant's use and occupancy of the Leased Premises; but recourse shall be limited exclusively to the Landlord's interest in the Building.

28.4. If, at any time during the Term, the payment or collection of any Rent otherwise due under this Agreement shall be limited, frozen or otherwise subjected to a moratorium by applicable law, and such limitation, freeze or other moratorium shall subsequently be lifted, whether before or after the termination of the Term, such aggregate amount of Rent as shall not have been paid or collected during the Term on account of any such limitation, freeze or other moratorium, shall thereupon be due and payable at once. There shall be added to the maximum period of any otherwise applicable statute of limitation the entire period during which any such limitation, freeze or other moratorium shall have been in effect.

28.5. If this Agreement is executed by more than one person as Tenant, their liability under this Agreement and in connection with the use and occupancy of the Leased Premises shall be joint and several.

28.6. In the event any rate of interest, or other charge in the nature of interest, calculated as set forth in this Agreement would lead to the imposition of a rate of interest in excess of the maximum rate permitted by applicable usury law, only the maximum rate permitted shall be charged and collected.

28.7. The rule of construction that any ambiguities that may be contained in any contract shall be construed against the party drafting the contract shall be inapplicable in construing this Agreement.

29.               Security Deposit.
                  ----------------

The Tenant shall pay to the Landlord upon execution and delivery of this Agreement the sum of $11,550.04 as a security deposit to be held by the Landlord as security for the Tenant's performance of all the Tenant's obligations under this Agreement. The Landlord may commingle the Security Deposit with its general funds. Any interest earned on the Security Deposit shall belong to the Landlord. The Tenant shall not encumber the Security Deposit. The Landlord, in its sole discretion, may apply the Security Deposit to cure any Event of Default under this Agreement. If any such application is made, upon notice by the Landlord to the Tenant, the Tenant shall promptly replace the amount so applied. If there has been no Event of Default, within 30 days after termination of the Term the Landlord shall return the entire balance of the Security Deposit to the Tenant. The Tenant will not look to any foreclosing mortgagee of the Property, the Building, the Common Facilities or any interest therein for such return of the balance of the Security Deposit, unless the mortgagee has expressly assumed the Landlord's obligations under this Agreement or has actually received the balance of the Security Deposit.

30.               Representations.
                  ---------------

30.1.             The Tenant hereby represents and warrants that:

                  30.1.1. its Standard Industrial Classification (SIC) code is 9886 and it will promptly give notice of any change therein during the Term to the Landlord;

                  30.1.2. no broker or other agent has shown the Leased Premises or the Building to the Tenant, or brought either to the Tenant's attention, except Princeton Realty Advisors, whose entire commission therefor is set forth in a separate document and which commission the Tenant understands will be paid by the Landlord directly to the person named;

                  30.1.3.  the execution and delivery of, the
                           consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant have been duly and validly authorized by its general partners, to the extent required by their partnership agreement and applicable law, if the Tenant is a partnership or, if the Tenant is a corporation, by its board of directors and, if necessary, by its stockholders at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; and no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to the Tenant's execution and delivery of this Agreement; and

                  30.1.4.  the execution and delivery of, the
                           consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant will not result in a breach or violation of, or constitute a default under, the provisions of any statute, charter, certificate of incorporation or bylaws or partnership agreement of the Tenant or any affiliate of the Tenant, as presently in effect, or any indenture, mortgage, lease, deed of trust, other agreement, instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Tenant or any affiliate of the Tenant is a party, a subject or a recipient or by which the Tenant, any affiliate of the Tenant or any of their respective properties and other assets is bound.

30.2.             The Landlord hereby represents and warrants that:

                  30.2.1. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Landlord have been duly and validly authorized by its general partner, to the extent required by its partnership agreement and applicable law, and no other approval, partnership, governmental or otherwise, is required to authorize any of the foregoing except for the approval of Connecticut General Life Insurance Company, the holder of the first mortgage, or to give effect to the Landlord's execution and delivery of this Agreement; and

                  30.2.2.  the execution and delivery of, the
                           consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Landlord will not result in a breach or violation of, or constitute a default under, the provisions of any statute, charter, or partnership agreement of the Landlord or any affiliate of the Landlord, as presently in effect, or any indenture, mortgage, lease, deed of trust, other agreement, instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Landlord or any affiliate of the Landlord is a party, a subject or a recipient or by which the Landlord, any affiliate of the Landlord or any of their respective properties and other assets is bound, except as above stated.

31.               Reservation in Favor of Tenant.
                  ------------------------------

Neither the Landlord's forwarding a copy of this document to any prospective tenant nor any other act on the part of the Landlord prior to execution and delivery of this Agreement by the Landlord shall give rise to any implication that any prospective tenant has a reservation, an option to lease or an outstanding offer to lease any premises.

32.               Tenant's Certificates and
                  Mortgagee Notice Requirements.
                  ------------------------------
32.1. Promptly upon request of the Landlord at any time or from time to time, but in no event more than five days after the Landlord's respective request, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an estoppel or other certificate, satisfactory in form and substance to the Landlord and any of its mortgagees, ground lessors or lessees or transferees or prospective mortgagees, ground lessors or lessees or transferees, with respect to any of or all the following matters:

                  32.1.1. whether this Agreement is then in full force and effect;

                  32.1.2. whether this Agreement has not been amended, modified, superseded, canceled, repudiated or revoked;

                  32.1.3. whether the Landlord has satisfactorily completed all construction work, if any, required of the Landlord or contractors selected and retained by the Landlord in connection with readying the Leased Premises for occupancy by the Tenant in accordance with section 5 of this Agreement;

                  32.1.4.  whether the Tenant is then in actual
                           possession of the Leased Premises;

                  32.1.5. whether the Tenant then has no defenses or counterclaims under this Agreement or otherwise against the Landlord or with respect to the Leased Premises;

                  32.1.6. whether Landlord is not then in breach of this Agreement in any respect;

                  32.1.7. whether the Tenant then has no knowledge of any assignment of this Agreement, the pledging or granting of any security interest in this Agreement or in Rent due and to become due under this Agreement;

                  32.1.8. whether Rent is not then accruing under this Agreement in accordance with its terms;

                  32.1.9.  whether any Rent is not then in arrears;

                  32.1.10. whether Rent due or to become due under this
                           Agreement has not been prepaid by more than one month;

                  32.1.11. if the response to any of the foregoing
                           matters is in the negative, a specification of all the precise reasons that necessitated the negative response in each instance; and

                  32.1.12. any other matter reasonably requested by the Landlord or any of its mortgagees, ground lessors or lessees or transferees or prospective mortgagees, ground lessors or lessees or transferees, including, without limiting the generality of the foregoing, such information as the Landlord may request for purposes of assuring compliance with the Industrial Site Recovery Act (13 N.J.S.A. Section 1K-6 et seq.), as it may be amended, and any other applicable Federal, state or local statute, ordinance, rule, regulation or order concerned with environmental matters.

32.2. If, in connection with the Landlord's or a prospective transferee's obtaining financing or refinancing of the Carnegie Center Complex, the Property, the Building, the Common Facilities, any portion thereof or any interest therein, the Landlord or a prospective lender shall so request, the Tenant shall furnish to the requesting party within 15 days of the request:

                  32.2.1. its written consent to any requested modifications of this Agreement provided that, in each such instance, the requested modification does not increase the Rent otherwise due or, in the reasonable judgment of the Tenant, otherwise materially increase the obligations of the Tenant under this Agreement or materially adversely affect the Tenant's leasehold interest created hereby or the Tenant's use and enjoyment of the Leased Premises (except in the circumstances contemplated by section 16 of this Agreement); and

                  32.2.2. summary financial information regarding its financial position as of the close of its most recently completed fiscal year and its most recently completed interim fiscal period and regarding its results of operations for the periods then ended and comparable year earlier periods, certified by Tenant's chief financial officer to be a complete, accurate and fair presentation of the summary financial information purporting to be set forth therein.

32.3. If the Landlord or any of its mortgagees gives notice to the Tenant of any of their respective names and addresses from time to time, the Tenant shall give notice to each such mortgagee of any notice of breach or default previously or afterwards given by the Tenant to the Landlord under this Agreement and provide in such notice that if the Landlord has not cured such breach or default within any permissible cure period then such mortgagee shall have the greater of (a) an additional period of 30 days or (b) if such default cannot practically be cured within such period, such additional period as is reasonable under the circumstances, within which to cure such default. Upon request of the Landlord at any time or from time to time, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an acknowledgment of receipt of any such notice, an acknowledgment of receipt of any notice of assignment of this Agreement or rights hereunder by the Landlord to any of its mortgagees and the Tenant's agreement to the foregoing effect on the respective forms, if any, furnished by the Landlord or the respective mortgagees.

32.4. Approximately (i) 90 days prior to the termination of the Term and (ii) 30 days prior to any relocation of the Tenant from the Leased Premises (as constituted on the Commencement Date), the Tenant shall obtain from the New Jersey Department of Environmental Protection, and deliver to the Landlord, the Department's unconditional certificate of non-applicability or approval of the Tenant's negative declaration or clean-up plan, together with copies of all documents furnished to the Department in connection with obtaining such certificate or approval.

33.               Waiver of Jury Trial and Arbitration.
                  ------------------------------------

The parties hereby waive any right they might otherwise have to a trial by jury in connection with any dispute arising out of or in connection with this Agreement or the use and occupancy of the Leased Premises; and they hereby consent to arbitration of any such dispute in Princeton, New Jersey, in accordance with the rules for commercial arbitration of the American Arbitration Association or successor organization, except that the Landlord, in its sole discretion, may, with respect to any dispute involving either (i) the Landlord's right to re-enter and re-take possession of the Leased Premises or (ii) the determination of money damages following the occurrence of an Event of Default under this Agreement, elect to pursue any of or all its rights in any court of competent jurisdiction. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

34.               Severability.
                  ------------

In the event that any provision of this Agreement, or the application of any provision in any instance, shall be conclusively determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of the balance of this Agreement.

35.               Notices.
                  -------

All notices contemplated by, permitted or required by this Agreement shall be in writing. All notices required by this Agreement shall be personally delivered or forwarded by certified mail--return receipt requested, addressed to the intended party at its address first set forth above (adding, in the case of notices to the Landlord after the Commencement Date, "Attention: Lease Administration") or, in the case of notices to the Tenant during the Term or any other period during which the Tenant shall be in possession of the Leased Premises, at the Leased Premises. Either party may from time to time change the address prescribed in this Agreement for notices to it by notice to the other. All notices required under this Agreement shall be deemed given upon their deposit, properly addressed and postage prepaid, in a postal depository or upon personal delivery to the intended party, regardless of whether delivery shall be refused.

36.               Captions.
                  --------

Captions have been inserted at the beginning of each section of this Agreement for convenience of reference only and such captions shall not affect the construction or interpretation of any such section of this Agreement.

37.               Counterparts.
                  ------------

This Agreement may be executed in more than one counterpart, each of which shall constitute an original of this Agreement but all of which, taken together, shall constitute one and the same Agreement.

38.               Applicable Law.
                  --------------

This Agreement and the obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.

39.               Exclusive Benefit.
                  -----------------

Except as may be otherwise specifically set forth in this Agreement, this Agreement is made exclusively for the benefit of the parties hereto and their permitted assignees and no one else shall be entitled to any right, remedy or claim by reason of any provision of this Agreement.

40.               Successors.
                  ----------

This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

41.               Amendments.
                  ----------

This Agreement contains the entire agreement of the parties hereto, subsumes all prior discussions and negotiations and, except as may otherwise be specifically set forth in this Agreement, this Agreement may not be amended or otherwise modified except by a writing signed by all the parties to this Agreement.

42.               Waiver.
                  ------

Except as may otherwise be specifically set forth in this Agreement, the failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty set forth in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement. The Landlord's acceptance of, or endorsement on, any partial payment of Rent or any late payment of Rent from the Tenant shall not operate as a waiver of the Landlord's right to the balance of the Rent due on a timely basis regardless of any writing to the contrary on, or accompanying, the Tenant's partial payment or the Landlord's putative acquiescence therein.

43.               Course of Performance.
                  ---------------------

No course of dealing or performance by the parties, or any of them, shall be admissible for the purpose of obtaining an interpretation or construction of this Agreement at variance with the express language of the Agreement itself.

44.               Landlord's Concessions.
                  -----------------------

44.1. Notwithstanding anything to the contrary that may be set forth in section 5.1 of this Agreement, (a)(i) if no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full and the Landlord shall have waived it and (b) if there shall not have been a History of Recurring Events of Default, the Landlord shall credit against any amount otherwise due from the Tenant in accordance with subsection 5.1 of this Agreement an amount equal to the lesser of: (i) $68,148 or (ii) such amount as is otherwise due from the Tenant in accordance with subsection 5.1 of this Agreement.

44.2. Notwithstanding anything to the contrary that may be set forth in section 3 of this Agreement, (a)(i) if no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full and the Landlord shall have waived it and (b) if there shall not have been a History of Recurring Events of Default, the Landlord hereby waives its right to receive one-half of the Basic Rent otherwise due and payable for the first four calendar months of the Initial Term.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LANDLORD:
PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP
By: ABL Funding Corp.

By: /s/ Alan B. Landis
Alan B. Landis, President

TENANT:
NELSON COMMUNICATIONS, INC.

By:/s/ Blanca Stephens

                [EXHIBIT A - LEASED PREMISES FLOOR SPACE DIAGRAM]

                                    EXHIBIT B

                       DESCRIPTION OF 202 CARNEGIE CENTER

                              WEST WINDSOR TOWNSHIP

                            MERCER COUNTY, NEW JERSEY

All that certain tract and parcel of land located in the Township of West Windsor, County of Mercer and State of New Jersey.

BEGINNING at a point, said point being the most northwesterly corner of Lot 77, Block S-9, as shown on a Map entitled: "Major Subdivision Lot 7, Block S-9", situated in West Windsor Township, Mercer County, New Jersey, dated 7-25-85, latest revision 5-05- 86, prepared by Lynch, Carmody, Giuliano & Karol, P.E., and filed in the Mercer County Clerk's Office as Map No. 2800 on November 24, 1986: From said BEGINNING POINT thence running;

1)       North 870 48' 22" east, 531.11 feet to a point; thence

2)       South 020 11' 38" east, 335.00 feet to a point; thence

3)       South 420 48' 22" west, 640.00 feet to a point; thence

4)       North 470 11' 38" west, 500.00 feet to a point; thence

5)       North 420 48' 22" east, 306.05 feet to a point of curvature;
         thence

6) Northerly along a curve to the left having a radius of 200.00 feet, an arc length of 157.08 feet to a point of tangency; thence

7) North 020 11' 38" west, 76.17 feet to the point and place of BEGINNING.

Containing 8.9363 Acres.

BEING known and designated as Lot 77, Block S-9 as shown on a Map entitled:
"Major Subdivision Lot 7, Block S-9", situated in West Windsor Township, Mercer County, New Jersey, dated 7-25-85, latest revision 5-05-86, prepared by Lynch, Carmody, Giuliano & Karol, P.E., and filed in the Mercer County Clerk's Office as Map No. 2800 on November 24, 1986.

The above description being in accordance with a survey prepared by Fellows, Read & Associates, Inc. dated December 5, 1989, as revised January 23, 1990.

                                    EXHIBIT C

                                   WORK LETTER

The following is the Work Letter provided for in the Agreement of which this exhibit is a part.

The Building's structure is a three-story office building of Construction Type 2C with a steel frame, a metal deck floor system, a granite and concrete exterior facade and insulated glass. The floors will sustain a live load of 100 pounds per square foot of usable floor space plus an allowance of 20 pounds per square foot for partitions and will have a typical bay size of 30 feet by 30 feet.

Among other Common Facilities, the Building contains one men's and one women's bathroom on each floor, one drinking fountain on each floor and two hydraulic elevators with a capacity of 2,500 pounds each and has Parking Facilities with approximately 400 lined parking spaces.

As used in this Work Letter, "building standard" shall mean the type and grade of material, equipment or device designated by the Landlord as standard for leased premises in the Building.

The Tenant will include the following information as part of its Tenant Plan:

1. The location and extent of floor loading, if any, in excess of the building standard specified above.

2. Special air conditioning requirements, if any, in excess of the building standard specified above by location and general description of special requirements.

3.       Plumbing requirements, if any.

4. Estimated total electrical load, including lighting requirements, lighting switch requirements and electrical outlet requirements, if any, in excess of the building standard specified above and being provided by the Landlord, setting forth the amount of the load, locations and types.

                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS

The following are the Building Rules and Regulations adopted in accordance with subsection 7.2.3 of the Agreement of which this exhibit is a part; and the Tenant and the Tenant's employees, other agents and Guests shall comply with these Building Rules and Regulations:

1. The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plazas, elevators, vestibules, stairways, corridors, halls and other Common Facilities shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Leased Premises. The Tenant shall not permit or suffer any of its employees, other agents or Guests to congregate in any of the said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Leased Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, drapes, blinds, shades or screens shall be attached to, hung in or used in connection with any window or door of the Leased Premises without the prior written consent of Landlord. If such consent is given, such curtains, drapes, blinds, shades or screens shall be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3. Except as otherwise specifically provided in subsection 18.1 of the Agreement, no sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed so as to be visible from outside the Leased Premises or the Building. In the event of the violation of the foregoing by the Tenant, the Landlord may remove same without any liability and may charge the expense incurred in such removal to the Tenant.

4. The sashes, doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed and no bottles, parcels or other articles shall be placed on the window sills.

5. No showcase or other articles shall be placed in front of or affixed to any part of the Building or the Common Facilities.

6. The lavatories, water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse thereof shall be repaired at the expense of the Tenant that permitted or suffered the violation hereof by the Tenant, the Tenant's employees, other agents or Guests.

7. The Tenant shall not mark, paint, drill into or in any way deface any part of the Leased Premises, the Building, the Common Facilities or the Property. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. Linoleum and other resilient floor coverings shall be laid so that the same shall not come in direct contact with the floor of the Leased Premises; and if linoleum or other resilient floor coverings are desired, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material that is, and will remain, soluble in water. The use of cement or other adhesive material that either is not, or will not remain, soluble in water is prohibited.

8. No bicycles, vehicles, animals, reptiles, fish or birds of any kind shall be brought into or kept in or about the Leased Premises.

9. No noise including, without limiting the generality of the foregoing, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of Landlord, might disturb tenants of Other Leased Premises shall be made or permitted by the Tenant. Nothing shall be done or permitted in the Leased Premises by the Tenant which would impair or interfere with the use or enjoyment of Other Leased Premises by any tenant thereof. Nothing shall be thrown out of the doors, windows or skylights or down the passageways of the Building.

10. The Tenant shall not manufacture any commodity, or prepare or dispense any foods or beverages, tobacco, flowers or other commodities or articles without the prior written consent of the Landlord.

11. Duplicates of keys and passes distributed to the Tenant by the Landlord shall not be made. The Tenant shall provide appropriate security for keys. Nothing shall be done to render any lock inoperable by the Building Grand Master Key. No lock shall be installed without the Landlord's prior written consent; and any lock so installed shall be operable by the Building Grand Master Key. Upon termination of the Term, all keys, passes and duplicates provided by the Landlord to the Tenant, or otherwise procured by the Tenant, shall be returned to the Landlord. Any failure to comply with the foregoing which requires changes in locks, new or additional keys, passes or duplicates or other services of a locksmith shall be paid by the Tenant.

12. All deliveries and removals, and the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description shall take place during such hours, in such manner and in such elevators and passageways as the Landlord may determine from time to time. The Landlord reserves the right to inspect all objects and matter being brought into the Building or the Common Facilities and to exclude from the Building and the Common Facilities all objects and matter that violates any of these Building Rules and Regulations or that are contraband. The Landlord may (but shall not be obligated to) require any person leaving the Building or the Common Facilities with any package or object or matter from the Leased Premises to establish his authority from the Tenant to do so. The establishment and enforcement of such a requirement shall not impose any responsibility on the Landlord for the protection of the Tenant against the removal of property from the Leased Premises. The Landlord shall not be liable to the Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Leased Premises or the Building or the Common Facilities under this rule.

13. The Tenant shall not place any object in any portion of the Building that is in excess of the safe carrying or designed load capacity of the structure.

14. The Landlord shall have the right to prohibit any advertising or display of any identifying sign by the Tenant which in the Landlord's judgment tends to impair the reputation of the Building or its desirability; and, on written notice from the Landlord, the Tenant shall refrain from or discontinue such advertising or display of such identifying sign.

15. The Landlord reserves the right to exclude from the Building and the Common Facilities during hours other than Regular Business Hours all persons who do not present a pass thereto signed by both the Landlord and the Tenant. All persons entering or leaving the Building or the Common Facilities during hours other than Regular Business may be required to sign a register. The Landlord will furnish passes to persons for whom the Tenant requests same in writing. The establishment and enforcement of such a requirement shall not impose any responsibility on the Landlord for the protection of the Tenant against unauthorized entry of persons.

16. The Tenant, before closing and leaving the Leased Premises at any time shall see that all lights and appliances generating heat (other than the heating system) are turned off. All entrance doors to the Leased Premises shall be left locked by the Tenant when the Leased Premises are not in use. At any time when the Building or the Common Facilities are locked during hours other than Regular Business Hours, the Building and the Common Facilities locks shall not be defeated by any means, such as by leaving a door ajar.

17. No person shall go upon the roof of the Building without the prior written consent of the Landlord.

18. Any requirements of the Tenant may be attended to only upon application at the office of the Building. The Landlord and its agents shall not perform any work or do any work or do anything outside of the Landlord's obligations under the Agreement except upon special instructions from the Landlord on terms acceptable to the Landlord and the Tenant.

19. Canvassing, soliciting and peddling in the Building and the Common Facilities are prohibited and the Tenant shall cooperate to prevent same.

20. There shall not be used in any space, or in the public halls or other Common Facilities of the Building, in connection with the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks or dollies except those equipped with rubber tires, side guards and such other safeguards as the Landlord shall require. No hand trucks shall be used in passenger elevators, and no passenger elevators shall be used for the moving, delivery or receipt of the aforementioned articles. In connection with moving in or out any furniture, furnishings, equipment, heavy articles and heavy packages, the Tenant shall take such precautions as may be necessary to prevent excessive wear and tear in the Building's Common Facilities and the Leased Premises including, without limiting the generality of the foregoing, floor and wall treatments.

21. The Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Leased Premises which might constitute a Nuisance. No cooking shall be done in the Leased Premises other than as specifically permitted in the Agreement.

22. The Landlord reserves the right not to enforce any Building Rule or Regulation against any tenants of Other Leased Premises. The Landlord reserves the right to rescind, amend or waive any Building Rule and Regulation when, in the Landlord's reasonable judgment, it appears necessary or desirable for the reputation, safety, care or appearance of the Building or the preservation of good order therein or the operation of the Building or the comfort of tenants or others in the Building. No rescission, amendment or waiver of any Building Rule and Regulation in favor of one tenant shall operate as a rescission, amendment or waiver in favor of any other tenant.

                                    EXHIBIT E

                      DEFINITIONS AND INDEX OF DEFINITIONS

In accordance with section 1 of the Agreement of which this exhibit is a part, throughout the Agreement the following terms and phrases shall have the meanings set forth or referred to below:

1. "Additional Rent" means all amounts, other than Basic Rent and any Security Deposit, required to be paid by the Tenant to the Landlord in accordance with this Agreement.

2. "Agreement" means this Lease and Lease Agreement (including exhibits), as it may have been amended.

3. "Annual Amortized Capital Expenditure" means the payment amount determined as an annuity in arrears using the cost incurred by the Landlord for any Capital Expenditure as the present value, the number of years of its useful life (not exceeding 10 years) selected by the Landlord in accordance with generally applied real estate accounting practice as the number of periods and the Base Rate in effect when the respective improvement is first placed into service plus two additional percentage points as the annual rate of interest.

4. "Base Rate" means the prime commercial lending rate per year as announced from time to time by The Chase Manhattan Bank (National Association) at its principal office in New York City.

5. "Base Year" means the full calendar year 1995 with respect to Operational Expenses and Taxes.

6. "Base Year Operational Expenses" means actual Operational Expenses incurred by the Landlord during the Base Year.

7. "Base Year Taxes" means the product of the final assessed value, as the same may subsequently be adjusted in any appeal of the tax assessor's valuation, of the Property, the Building and any other improvements on the Property in the Base Year and the Municipality's tax rate for the Base Year.

8.       "Basic Rent" is defined in subsection 3.2 of this Agreement.

9. "Building" means the office building erected on the Property which is commonly known as 202 Carnegie Center, Princeton, New Jersey 08540, as it may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term. As the Building is presently constructed it consists of 126,745 gross rentable square feet of floor space.

10.      "Capital Expenditure" is defined in subsection 10.3 of this Agreement.

11.      "Commencement Date" is defined in section 4 of this Agreement.

12. "Common Facilities" means the areas, facilities and improvements provided by the Landlord in the Building (except the Leased Premises and the Other Leased Premises) and on or about the Property, including, without limiting the generality of the foregoing, the Parking Facilities and access roads thereto, for non-exclusive use by the Tenant in accordance with subsection 2.2 of this Agreement, as they may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term.

13. "Common Walls" means those walls which separate the Leased Premises from Other Leased Premises.

14. "Electric Charges" means all the supplying utility's charges for, or in connection with, furnishing electricity including charges determined by actual usage, any seasonal adjustments, demand charges, energy charges, energy adjustment charges and any other charges, howsoever denominated, of the supplying utility, including sales and excise taxes and the like.

15.      "Event of Default" is defined in section 22 of this Agreement.

16. "Expiring Term" means, when used in the context of any Option to Renew, the Term as it is then scheduled to expire (immediately prior to exercise of the next available Option to Renew).

17. The Tenant's "Guests" shall mean the Tenant's licensees, invitees and all others in, on or about the Leased Premises, the Building, the Common Facilities or the Property, either at the Tenant's express or implied request or invitation or for the purpose of soliciting or visiting the Tenant.

18. A "History of Recurring Events of Default" means the occurrence of three or more Events of Default (whether or not cured by the Tenant) in any period of 12 months.

19.      "Holdover Damages" is defined in subsection 23.4 of this Agreement.

20. The "Index" means the "all items" index figure for the New York Northeastern New Jersey average of the Consumer Price Index for all urban wage earners and clerical workers which uses a base period of 1982-84=100, published by the United States Department of Labor, so long as it continues to be published. If the Index is not published for a period of three consecutive months, or if its base period is changed, the term "Index" shall mean that index, as nearly equivalent in purpose, function and coverage as practicable to the original Index, which the Landlord shall have designated by notice to the Tenant.

21. "Initial Term" means the period so designated in subsection 4.1 of this Agreement.

22.      "Initial Year" means the first 12 full calendar months of the Initial
         Term.

23. "Landlord" means the person so designated at the beginning of this Agreement and those successors to the Landlord's interest in the Property and/or the Landlord's rights and obligations under this Agreement contemplated by section 26 of this Agreement.

24. "Leased Premises" means that portion of the interior of the Building (as viewed from the interior of the Leased Premises) bounded by the interior sides of the unfinished floor and the finished ceiling on the first floor (as the floors have been designated by the Landlord) of the Building, the centers of all Common Walls and the exterior sides of all walls other than Common Walls, the outline of which floor space is designated on the diagram set forth in Exhibit A attached hereto, which portion contains 5,679 square feet of usable floor space and 6,761 square feet of gross rentable floor space; and references within this Agreement to the gross rentable floor space and the usable floor space, respectively, of the Leased Premises shall mean the respective quantities herein specified.

25. "Legal Holidays" means New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

26. "Market Rental Rate" means, at the time of reference, the gross rentable floor space of the Leased Premises multiplied by the greater of: (a) that annual rate of Basic Rent per square foot of gross rentable floor space which is then being quoted by the Landlord for comparable Other Leased Premises (or would then be quoted if comparable Other Leased Premises were then available) or (b) that annual rate of Basic Rent per square foot of gross rentable floor space in effect during the Expiring Term.

27. "Municipality" means the Township of West Windsor in Mercer County, New Jersey, or any successor municipality with jurisdiction over the Property.

28. "No Pass Through Period" means, in the context of Operational Expenses and Taxes, the period beginning on the Commencement Date and ending on the first anniversary of the Commencement Date.

29. "Nuisance" means any condition or occurrence which unreasonably or materially interferes with the authorized use and enjoyment of the Other Leased Premises and the Common Facilities by any tenant of Other Leased Premises or by any person authorized to use any Other Leased Premises or Common Facilities or with the authorized use of any other areas, buildings or other improvements in the Carnegie Center Complex.

30.      "Operational Expenses" is defined in subsection 10.2 of this Agreement.

31.      "Option to Renew" is defined in subsection 6.1 of this Agreement.

32. "Other Leased Premises" means all premises within the Building, with the exception of the Leased Premises, that are, or are available to be, leased to tenants or prospective tenants, respectively.

33. "Parking Facilities" means the parking area adjacent to the Building, containing the approximate number of lined parking spaces set forth in the Work Letter, which parking area is provided as Common Facilities

34. "Person" includes an individual, a corporation, a partnership, a trust, an estate, an unincorporated group of persons and any group of persons.

35. "Property" means the parcel of land, as it may, in the Landlord's sole discretion, be increased, decreased, modified, altered or otherwise changed from time to time before, during or after the Term, on which the Building is (or is about to be) erected. As the Property is presently constituted, it is more particularly described in Exhibit B attached hereto.

36. "Regular Business Hours" means 8:00 A.M. to 6:00 P.M., Monday through Friday, except on Legal Holidays.

37.      "Re-Leasing Damages" is defined in subsection 23.3.

38. "Renewal Term" means, at the time of reference, any portion of the Term, other than the Initial Term, as to which the Tenant has properly exercised an Option to Renew which Option to Renew has not been rescinded in accordance with subsection 6.4.1 of this Agreement.

39.      "Rent" means Basic Rent and Additional Rent.

40.      "Security Deposit" is designated in section 29 of this Agreement.

41. "Target Date" means, upon execution and delivery of this Agreement, the then estimated Commencement Date which is hereby established to be July 7, 1995.

42. "Taxes" means, in any calendar year, the aggregate amount of real property taxes, assessments and sewer rents, rates and charges, state and local taxes, transit taxes and every other governmental charge, whether general or special, ordinary or extraordinary (except corporate franchise taxes and taxes imposed on, or computed as a function of, net income or net profits from all sources and except taxes charged, assessed or levied exclusively on the Leased Premises or arising exclusively from the Tenant's occupancy of the Leased Premises) charged, assessed or levied by any taxing authority with respect to the Property, the Building, the Common Facilities and any other improvements on the Property and an allocable portion of Taxes with respect to other portions of the Carnegie Center Complex, less any refunds or rebates (net of expenses incurred in obtaining any such refunds or rebates) of Taxes actually received by the Landlord during such calendar year with respect to any period during the Term for the benefit of the Tenant, tenants of Other Leased Premises and the Landlord. If during the Term there shall be a change in the means or methods of taxing real property generally in effect at the beginning of the Term and another type of tax or method of taxation should be substituted in whole or in part for, or in lieu of, Taxes, the amounts calculated under such other types of tax or by such other methods of taxation shall also be deemed to be Taxes. Until such time as the actual amount of Taxes for any calendar year becomes known, the amount thereof shall be the Landlord's estimate of Taxes for that calendar year.

43. "Tenant" means the person so designated at the beginning of this Agreement.

44. "Tenant Electric Charges" means (a) during Regular Business Hours, Electric Charges attributable to the Tenant's use of electricity in the Leased Premises for purposes other than heating, ventilation and air conditioning provided to the Leased Premises by the Landlord in accordance with subsection 8.2.4 of this Agreement and (b) during other than Regular Business Hours, a charge at the rate of $75.00 per hour or partial hour of use plus Electric Charges attributable to the Tenant's use of electricity in the Leased Premises for all purposes including, without limiting the generality of the foregoing, heating, ventilation and air conditioning.

45. "Tenant Plan" means construction drawings and related construction specifications regarding the build-out of the Leased Premises (with any construction drawings in a reproducible diazo sepia mylar form) including, without limiting the generality of the foregoing, the information called for by the Work Letter, signed and sealed by a New Jersey-licensed architect, complying in all respects with applicable building and fire codes and insurance underwriting standards in effect and in sufficient detail to permit the Municipality to issue any required building permits and to permit skilled contractors to supply and perform the work called for therein.

46.      "Tenant's Share" of any amount means 5.334%.

47. "Term" means the Initial Term plus, at the time of reference, any Renewal Term.

48.      "Termination Damages" is defined in subsection 23.2 of this Agreement.

49. "Utilities Expenses" means Electric Charges (other than Tenant Electric Charges) and all charges for any other fuel that may be used in providing electricity and services powered by electricity that the Landlord provides in accordance with section 8 of this Agreement to the Building, the Leased Premises, Other Leased Premises, the Common Facilities and the Property, including sales and excise taxes and the like, but excluding charges for electricity which is recovered by Landlord as tenant electric charges pursuant to leases for Other Leased Premises.

50. "Work Letter" means Exhibit C attached hereto which generally describes the type of construction of the Building and, unless the Tenant Plan does not require any such respective improvement, those improvements the Landlord will provide or install in the Leased Premises without installation charge to the Tenant in connection with the preparation of the Leased Premises contemplated by section 5 of this Agreement.

                          ACKNOWLEDGMENT AND AMENDMENT
                          -----------------------------

PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP, as Landlord, and NELSON COMMUNICATIONS, INC., as Tenant, acknowledge and agree as follows:

         1. The Tenant Plan referred to in the Lease and Lease Agreement, dated June , 1995 (the "Agreement") between the Landlord and the Tenant for the Leased Premises, was received by the Landlord and consists of the following documents prepared by Joel David Zieden Architects:

                              PROPOSED OFFICES FOR:
                           NELSON COMMUNICATIONS, INC.
                         DRAWING NOS. A1-A2-A3-A4-A5-A6
                                ALL DATED 5/15/95

         2. Through contractors selected by it, the Landlord shall perform certain work shown on the Tenant Plan as itemized below in a good and workpersonlike manner and use its best efforts to achieve completion of that work so that the Leased Premises are ready for occupancy by, and the Commencement Date will be, the Target Date at a net price to the Tenant of (a) $-0- (which is net of all credits to the Tenant in accordance with the Agreement and which includes the Landlord's general contractor's fee) for Basic Work in accordance with the Cost Estimate dated 5/25/95, and (b) $33,628 for Millwork Extras in accordance with the Cost Estimate dated 6/14/95, payable in full prior to the Commencement Date.

          (a) A detailed Cost Estimate dated 5/25/95 for Basic Work is attached hereto and reflects the following:

                           Total Cost Estimate                $ 68,129

                           Landlord Allowance                 <68,148 >
                                                              ---------

1.                Tenant Cost                                 $ -0-

                           Construction Advance               < -0- >
                                                              -------

                           BALANCE DUE                        $ -0-
                                                              -------

         (b) A detailed Cost Estimate dated 6/14/95 for Millwork Extras is attached hereto and reflects the following:

                           Total Cost Estimate                         $ 33,628

                           Landlord Allowance                          < N/A >
                                                                       -------

                           Tenant Cost      $ 33,628

                           Construction Advance                        < 3,363 >
                                                                       ---------

                           BALANCE DUE                                 $ 30,265
                                                                       --------

         3. The Tenant hereby authorizes the Landlord to proceed with preparation of the Added Leased Premises in accordance with this Acknowledgment and Amendment and the Tenant Plan, as itemized on the Attachments hereto and reflected in the totals in (2) above, and has enclosed the construction advance specified in 2(b) above ($3,363). Any subsequent changes in the work shown on the Tenant Plan, together with related price and schedule adjustments, shall be authorized only by a written change order signed by the Landlord and the Tenant. The adjusted net price reflecting the change order shall be paid for on or after the Commencement Date within ten (10) days after receipt of an invoice for such change(s).

         4. Defined terms used herein shall have the respective meanings assigned in the Agreement.

         5. Except as specifically set forth above, the Agreement shall be in full force and effect in accordance with its original terms.

Dated: ________________, 1995

LANDLORD:
PRINCETON 202 ASSOCIATES LIMITED PARTNERSHIP

By: Metric Construction & Development, L.P., Its Affiliate

By: /s/George Waugh
George Waugh, Director of Construction
Dated: June 21, 1995

TENANT:
NELSON COMMUNICATIONS, INC.

                           By: /s/ Blanca Stephens, Sr. VP HR/Operations
                           Name:

                           Title:

JS:mjm
ATTACHMENTS:
Cost Estimate dated 5/25/95 (Basic Work)
Cost Estimate dated 6/14/95 (Millwork Extras)

TENANT: NELSON COMMUNICATIONS
LOCATION: CARNEGIE 202
SQ FT: 5679
PLAN DATE: MAY 15, 1995
ESTIMATE DATE: MAY 25, 1995


                                                                                        COST
          TENANT                     WORK        + OR -                                 PER                TOTAL  TENANT
COD       DESC.                      USED        UNIT        LETTER       QUANTITY      UNIT                COST  EXTRAS
---       -----                      ----        ----        ------       --------      ----                ----  ------
1         DEMOLITION                  147           LF                        147          15.00           2,205
2         DECK HIGH                    28           LF                         28          68.40           1,915
3         RADIUS WALL                  11           LF                         11          90.00             990
4         CEILING HIGH PTNS.          219           LF                        219          34.40           7,534
5         INSUL. C.H. PTNS.            65           LF                         65          41.40           2,691
6         ROUND COLUMN                  1           EA                          1         600.00             600
7         EXTERIOR WALL               378           LF                        378           2.70           1,021
8         EXISTING PARTN.             149           LF                        149           5.40             805
          STD. ENTR DOOR
9         W/LOCKSE                      1           Ea                          1       3,888.00           3,888
10        CLOSET DOOR                   1           PR                          1         900.00             900
          STD. OFF DOOR
11        W/Latchset                    7           Ea                          7         550.00           3,850
12        OFF. DR. & FRONT              7           Ea                          7         250.00           1,705
13        EXIT DOOR                     1           Ea                          1         685.00             685
14        TELEPHONE ROOM                1           Ea                          1          95.00              95
15        REKEYING                      7           Ea                          7          35.00             245
16        BLDG. STD. CARPET           215           SY                        215          17.50           3,763
17        VCT                         270           SF                        270           1.50             405
18        CLEAN EXIST. CARPET        5680           SF                      5,680           0.45           2,556
19        CLOSET SHELF & POLE          15           LF                         15          15.00             225
20        RELOC.CAB.9'0                 1           LS                          1         400.00             400
21        KITCHEN SINK                  1           Ea                          1       2,350.00           2,350
22        NEW/RELOCATE HEADS            4           Ea                          4         125.00             500
23        DIFFUSERS                     3           Ea                          3         203.00             609
24        RETURNS                       3           Ea                          3          45.00             135
25        EXIT LIGHTS RELOC.            5           Ea                          5         125.00             625
26        WALL OUTLET-DUPLEX           44           Ea                         44          78.00           3,432
          WALL OUTLET-DOUBLE
27        DUPL                          5           Ea                          5          88.00             440

                                                                                        COST
          TENANT                     WORK        + OR -                                 PER           TOTAL   TENANT
COD       DESC.                      USED        UNIT        LETTER       QUANTITY      UNIT           COST   EXTRAS
---       -----                      ----        ----        ------       --------      ----           ----   ------
          WALL OUTLET-GROUND
28        FAUL                          2           Ea                          2        97.00            194
29        DEDICATED OUTLETS             5           Ea                          5       260.00          1,300
          WIRE HOT WATER
30        HEATERS                       1           Ea                          1       360.00            360
31        SWITCHS-SINGLE POLE          17           Ea                         17        75.00          1,275
32        RELOC/REWIRE LIGHTS          44           Ea                         44        40.00          1,760
33        REWIRE LIGHTS                18           Ea                         18        30.00            540
34        RELOC. HIGH HATS             22           Ea                         22        50.00          1,100
35        RELOC. FIRE H/S               2           Ea                          2       200.00            400
36        ELECTRIC DEMO                 1           LS                          1       864.00            864
37        DOOR BELL W/BUTTON            2           Ea                          2       135.00            270
38        PLUMBING DEMOLITION           1           EA                          1       250.00            250
39                                                                              0
40                                                                              0
41                                                                              0
42        END OF LIST                                                           0        10.00              0




X         X                             X            X      X            X               X         X         X

                                                                                        SUBTOTAL          52,926
                                                                                        ARCHITECTURE       7,000
                                                                                CLEANUP & PERMITS          2,646
                                                                                PROFIT & OVERHEAD          5,557
                                                                                        TOTAL             68,129
                                                                                                          ======

                                                                 Millwork Extras


TENANT: NELSON COMM.
LOCATION:
SQ FT:
PLAN DATE:
ESTIMATE DATE: JUNE 14, 1995




                                            TENANT                WORK         + or -       COST PER        TOTAL       TENANT
  COD                 DESC.                  USED       UNIT     LETTER       QUANITY         UNIT          COST        EXTRAS
  ---                 -----                  ----       ----     ------       -------         ----          ----        ------
   1     PROJECTION SCHREEN ALLOW              1         EA                      1          2,000.00        2,000
   2     TACKABLE WALL ALLOW.                  1         LS                      1          4,000.00        4,000
   3     MILLWORK LUMP SUM INCL:               1         LS                      1          12,665.00      12,665
   3     RM 101 RECEPTION                      1         EA                      1                            0
   4     RM 106 COUNTERTOPS                    1         EA                      1                            0
   5     RM 102 COUNTERS & SHELVE              1         EA                      1                            0
   6     RM 124 CABINETS/COUNTERS              1         EA                      1                            0
   7     RM 205 ELV. 15/A-5                    1         EA                      1                            0
   8     RM 205 ELEV. 17/A-5                   1         EA                      1                            0
   9     RM 205 ELEV. 18/A-5                   1         EA                      1                            0
         RM 205 ELEV. 19/A-5
  10     COUNTERTOP RMS. 107, 108              1         EA                      1                            0
  44     CHANGES & UPPER CAB. 205              1         LS                      1          10,450.00      10,450
  45
  46
  47
  48     END OF LIST                                                             0            10.00           0


X        X                                    X       X    X                    X X         X   X

                                                                       SUBTOTAL                           29,115

                                                                       CLEANUP & PERMITS                   1,456
                                                                       PROFIT & OVERHEAD                   3,057
                                                                                        TOTAL             33,628
                                                                                                          ======